================================================================================
                                                                   Exhibit 10.10



                              AGREEMENT OF LEASE

                                    BETWEEN

                                404 FIFTH LLC,

                                             Landlord

                                      AND

                       MAINSPRING COMMUNICATIONS, INC.,

                                             Tenant


              --------------------------------------------------

                                   Premises:

                               404 Fifth Avenue
                         Entire 7/th/ and 8/th/ Floors
                           New York, New York 10018

              --------------------------------------------------







================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                                            Page
                                                                                                            ----
ARTICLE 1  Premises: Rent................................................................................      5
           --------------
ARTICLE 2  Condition of Premises.........................................................................      7
           ---------------------
ARTICLE 3  Real Estate Tax Escalation....................................................................      9
           --------------------------
ARTICLE 4  Use...........................................................................................     13
           ---
ARTICLE 5  Alterations and Installations.................................................................     14
           -----------------------------
ARTICLE 6  Repairs.......................................................................................     18
           -------
ARTICLE 7  Requirements of Law...........................................................................     19
           -------------------
ARTICLE 8  Insurance, Loss, Reimbursement Liability......................................................     20
           ----------------------------------------
ARTICLE 9  Damage by Fire or Other Cause.................................................................     23
           -----------------------------
ARTICLE 10 Assignment, Mortgaging, Subletting, etc.......................................................     25
           ---------------------------------------
ARTICLE 11 Electricity/Telecommunications................................................................     29
           ------------------------------
ARTICLE 12 Adjacent Excavation -- Shoring................................................................     31
           ------------------------------
ARTICLE 13 Condemnation..................................................................................     31
           ------------
ARTICLE 14 Access to Premises; Changes...................................................................     33
           ---------------------------
ARTICLE 15 Conditions of Limitation......................................................................     34
           ------------------------
ARTICLE 16 Re-Entry by Landlord; Injunction..............................................................     36
           --------------------------------
ARTICLE 17 Damages.......................................................................................     37
           -------
ARTICLE 18 Landlord's Right to Perform Tenant's Obligations..............................................     38
           ------------------------------------------------
ARTICLE 19 Quiet Enjoyment...............................................................................     39
           ---------------
ARTICLE 20 Services and Equipment........................................................................     39
           ----------------------
ARTICLE 21 Hazardous Materials...........................................................................     41
           -------------------
ARTICLE 22 Invalidity of Any Provision...................................................................     42
           ---------------------------
ARTICLE 23 Brokerage.....................................................................................     43
           ---------
ARTICLE 24 Subordination.................................................................................     43
           -------------
ARTICLE 25 Certificate of Tenant.........................................................................     44
           ---------------------
ARTICLE 26 Legal Proceedings; Waiver of Jury Trial; Attorneys' Fees......................................     45
                              -------------------------------------
ARTICLE 27 Surrender of Premises.........................................................................     46
           ---------------------
ARTICLE 28 Rules and Regulations.........................................................................     47
           ---------------------
ARTICLE 29 Consents and Approvals........................................................................     47
           ----------------------
ARTICLE 30 Notices.......................................................................................     48
           -------
ARTICLE 32 Inability to Perform..........................................................................     49
           --------------------
ARTICLE 34 Security......................................................................................     50
           --------
ARTICLE 35 Continuous Operation..........................................................................     51
           --------------------
ARTICLE 36 Non-Liability/Indemnification.................................................................     52
           -----------------------------
ARTICLE 37 Miscellaneous.................................................................................     53
           -------------

     AGREEMENT OF LEASE dated as of January ___, 2000, by and between 404 FIFTH, LLC, a New York limited liability company, with its office at 498 Seventh Avenue, New York, New York (hereinafter referred to as "Landlord") and, MAINSPRING COMMUNICATIONS, INC., a Delaware corporation, with its office at One Main Street, Cambridge, Massachusetts (hereinafter referred to as "Tenant").

Lease Definitions
-----------------

     In addition to other terms elsewhere defined in this Lease, the following words and phrases whenever used in this Lease shall have the meanings set forth in this Reference Page.

     "Alteration" means any and every alteration, addition, construction, improvement, installation or modification of or to the Premises, the Building or the Building Equipment (as defined in Article 14.1) and/or any and every installation in the Premises or the Building (including, without limitation, all fixtures, paneling, partitions, railings, cabling, wiring and all electrical, mechanical, plumbing, heating, ventilating and air conditioning installations affixed or attached to the Premises).

     "Base Tax Year" shall mean the Taxes (as hereinafter defined) for the twelve-month period commencing January 1, 2000 and ending December 31, 2000.

     "Brokers" shall mean Insignia/ESG, Inc.

     "Building" shall mean the building known as 404 Fifth Avenue, New York, New York 10018, Block 838, Lot 48.

     "Business Days" as used in this Lease shall include all days except Sundays and all days observed by the federal, state or local government as legal holidays as well as all other days recognized as holidays under applicable union contracts.

     "Business Hours" as used in this Lease shall mean the hours between 8:00 a.m. and 6:00 p.m. on Business Days except that on Saturdays, Business Hours shall mean the hours between 8:00 a.m. and 1:00 p.m.

     "Commencement Date" shall mean the date Landlord delivers possession of the entire 7th Floor of the Building to Tenant in "broom clean" condition.

     "Construction Rules and Regulations" shall mean those certain rules and regulations as issued by the Landlord with respect to the performance of any Alteration at the Building.

     "Expiration Date" shall mean 11:59 p.m. on the day prior to the ten-year anniversary of the Commencement Date.

     "Fixed Annual Rent, Fixed Rent or fixed annual rent" shall be the aggregate of the 7/th/ Floor Fixed Annual Rent (as hereinafter defined) and the 8/th/ Floor Fixed Annual Rent (as hereinafter defined).

     The 7th Floor fixed annual rent ("7/th/ Floor Fixed Annual Rent") shall be as follows:

                                                                          Annual      Monthly Rent
                                                                           Rent
----------------------------------------------------------------------------------------------------
7th Floor Rent Commencement Date through First Anniversary of 7/th/     $396,000.00   $33,000.00
Floor Rent Commencement Date
----------------------------------------------------------------------------------------------------
First Anniversary of 7/th/ Floor Rent Commencement Date through         $407,880.00   $33,990.00
Second Anniversary of 7/th/ Floor Rent Commencement Date
----------------------------------------------------------------------------------------------------
Second Anniversary of 7/th/ Floor Rent Commencement Date through        $420,116.40   $35,009.70
Third Anniversary of 7/th/ Floor Rent Commencement Date
----------------------------------------------------------------------------------------------------
Third Anniversary of 7/th/ Floor Rent Commencement Date through         $432,719.89   $36,059.99
Fourth Anniversary of 7/th/ Floor Rent Commencement Date
----------------------------------------------------------------------------------------------------
Fourth Anniversary of 7/th/ Floor Rent Commencement Date through        $445,701.48   $37,141.79
Fifth Anniversary of 7/th/ Floor Rent Commencement Date
----------------------------------------------------------------------------------------------------
Fifth Anniversary of 7/th/ Floor Rent Commencement Date through         $459,072.52   $38,256.04
Sixth Anniversary of 7/th/ Floor Rent Commencement Date
----------------------------------------------------------------------------------------------------
Sixth Anniversary of 7/th/ Floor Rent Commencement Date through         $472,844.69   $39,403.72
Seventh Anniversary of 7/th/ Floor Rent Commencement Date
----------------------------------------------------------------------------------------------------
Seventh Anniversary of 7/th/ Floor Rent Commencement Date               $487,030.03   $40,585.84
through Eighth Anniversary of 7/th/ Floor Rent Commencement Date
----------------------------------------------------------------------------------------------------
Eighth Anniversary of 7/th/ Floor Rent Commencement Date through        $501,640.93   $41,803.41
Ninth Anniversary of 7/th/ Floor Rent Commencement Date
----------------------------------------------------------------------------------------------------
Ninth Anniversary of 7/th/ Floor Rent Commencement Date through         $516,690.15   $43,057.52
The Expiration Date
----------------------------------------------------------------------------------------------------

     From the date the Landlord delivers possession of the entire 8/th/ floor of the Building in accordance with the terms of this Lease to Tenant, Tenant shall pay to Landlord fixed annual rent for the 8/th/ floor ("8/th/ Floor Fixed Annual Rent") as follows:


                                                                     Annual        Monthly Rent
                                                                      Rent
------------------------------------------------------------------------------------------------
8/th/ Floor Rent Commencement Date through First Anniversary of      $429,000.00      $35,750.00
8/th/ Floor Rent Commencement Date
------------------------------------------------------------------------------------------------
First Anniversary of 8/th/ Floor Rent Commencement Date through      $441,870.00      $36,822.50
Second Anniversary of 8/th/ Floor Rent Commencement Date
------------------------------------------------------------------------------------------------
Second Anniversary of 8/th/ Floor Rent Commencement Date through     $455,126.10      $37,927.18
Third Anniversary of 8/th/ Floor Rent Commencement Date
------------------------------------------------------------------------------------------------
Third Anniversary of 8/th/ Floor Rent Commencement Date through      $468,779.88      $39,064.99
Fourth Anniversary of 8/th/ Floor Rent Commencement Date
------------------------------------------------------------------------------------------------
Fourth Anniversary of 8/th/ Floor Rent Commencement Date through     $482,843.27      $40,236.94
Fifth Anniversary of 8/th/ Floor Rent Commencement Date
------------------------------------------------------------------------------------------------
Fifth Anniversary of 8/th/ Floor Rent Commencement Date through      $497,328.56      $41,444.05
Sixth Anniversary of 8/th/ Floor Rent Commencement Date
------------------------------------------------------------------------------------------------
Sixth Anniversary of 8/th/ Floor Rent Commencement Date through      $512,248.41      $42,687.37
Seventh Anniversary of 8/th/ Floor Rent Commencement Date
------------------------------------------------------------------------------------------------
Seventh Anniversary of 8/th/ Floor Rent Commencement Date            $527,615.86      $43,967.99
through Eighth Anniversary of 8/th/ Floor Rent Commencement Date
------------------------------------------------------------------------------------------------
Eighth Anniversary of 8/th/ Floor Rent Commencement Date through     $543,444.33      $45,287.03
Ninth Anniversary of 8/th/ Floor Rent Commencement Date
------------------------------------------------------------------------------------------------
Ninth Anniversary of 8/th/ Floor Rent Commencement Date through      $559,747.65      $46,645.64
The Expiration Date
------------------------------------------------------------------------------------------------

     Provided Tenant is not otherwise in default of the terms and conditions of this Lease beyond applicable notice and grace periods and provided the execution date of this Lease occurs on or before January 15, 2000, the 7th Floor Fixed Annual Rent shall be fully abated for the later of (i) five (5) months after the Commencement Date or (ii) through June 15, 2000 (the "7/th/ Floor Rent Commencement Date") (all additional rent as hereinafter defined shall remain due and payable). In the event that this lease is not executed on or before January 15, 2000, the 7/th/ Floor Fixed Annual Rent shall be fully abated for five (5) months after the Commencement Date.

     Provided Tenant is not otherwise in default of the terms and conditions of this lease beyond applicable notice and grace periods, the 8/th/ Floor Fixed Annual Rent shall be fully abated for the later of (x) five (5) months after Landlord delivers possession to Tenant of the 8/th/ floor, broom clean or (y) through October 31, 2000. However, in the event Landlord provides Tenant with possession of the 8/th/ floor on or before June 1, 2000, the 8/th/ Floor Fixed Annual Rent shall be fully abated for five (5) months after Landlord delivers possession to Tenant of the 8/th/ floor ("8/th/ Floor Rent Commencement Date")(all additional rent as hereinafter defined shall remain due and payable). Notwithstanding anything to the contrary contained herein, the 8/th/ Floor Fixed Annual Rent shall not be included in Fixed Annual Rent if, and for so long as Landlord has not provided to Tenant possession of the 8/th/ floor as provided in this Lease.

     Notwithstanding anything to the contrary contained in this Lease, Tenant shall pay, a prorated net monthly rental for the period beginning January 1, 2000 through December 31, 2000 for the portion of fixed annual rent that becomes due for the 7/th/ Floor and 8/th/ Floors of the Premises in the calendar year 2000 divided by twelve (12). For example, if the Commencement Date occurs on or before December 31, 1999, the portion of the 7/th/ Floor Fixed Annual Rent that becomes due in the calendar year 2000 is equal to $231,000.00 ($33,000.00 x 7 months) and the portion of the 8/th/ Floor Fixed Annual Rent that comes due in the calendar year 2000, provided the 8/th/ Floor Rent Commencement Date occurs on November 1, 2000, is equal to $71,500.00 (35,750.00 x 2 months). Dividing the sum of 7/th/ Floor Fixed Annual Rent and the 8/th/ Floor Fixed Annual Rent that becomes due in the calendar year 2000 ($302,500.00) by twelve (12) equals $25,208.33 (the "Net Monthly Rental").

     "Interest Rate" shall mean a fluctuating rate of interest per annum equal to the lesser of (a) 2% above the prime commercial lending rate of interest announced from time to time by The Chase Manhattan Bank, National Association (or any successor institution, or, if said bank and its successors are no longer in existence, any other money center commercial bank in the City of New York of similar size and stature of Chase Manhattan Bank), at its principal office in New York City, in effect from time to time or (b) the maximum applicable legal rate of interest, if any.

     "Landlord" means only the owner, or the mortgagee in possession, of the Land (as hereinafter defined) and Building (or the owner of a lease of the Building or of the Land and Building), so that in the event of any transfer of title to said Land and Building or said lease, or in the event of a lease of the Building, or of the Land and Building, upon notification to Tenant of such transfer or lease the said transferor Landlord shall be and hereby is entirely freed and relieved of all future covenants, obligations and liabilities of Landlord hereunder. It shall be deemed and construed as a covenant running with the Land without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to said Land and Building or said lease, or the said lessee of the Building, or of the Land and Building, that the transferee or the lessee has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Landlord hereunder from and after the date of such transfer.

     "Legal Requirement(s)" shall mean (i) any laws, statutes and ordinances (including building codes and zoning regulations and ordinances and the Americans with Disabilities Act of 1990) and the orders, rules, regulations, directives and requirements of all federal, state, county, city, municipal and borough departments, bureaus, boards (including the New York Board of Fire Underwriters), agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental public or quasi-public authority, whether now or hereafter in force, which may be applicable to the Land or Building or the Premises or any part thereof, or the sidewalks, curbs or areas adjacent thereto, (ii) all requirements, obligations and conditions of all instruments of record on the date of this Lease, and (iii) all requirements, obligations and conditions imposed by the carrier of Landlord's insurance policy for the Building.

     "Lien" means any and every lien of any kind whatsoever for the furnishing (or alleged furnishing) of (or on account of) labor, materials, services, facilities, or any other things whatsoever.

     "Premises" shall initially mean the entire 7/th/ floor of the Building as approximately shown hatched on the floor plan annexed hereto as Schedule A and shall include the entire 8/th/ floor of the Building after Landlord delivers possession of the entire 8/th/ floor to Tenant in accordance with the terms of the Lease (which space is hereinafter referred to as the "Premises").

     "Permitted Use" shall mean executive and general offices, including uses which are ancillary and customary for executive and general offices (i.e., a multimedia projection room, employee kitchen and computer room) and for no other purpose whatsoever.

     "Security Deposit" shall have the meaning set forth in Article 34 this Lease.

     "Tenant's Proportionate Share" shall mean .25 or (25.00%).

     "Term" shall mean ten (10) years from the Rent Commencement Date of the entire 7/th/ floor.


                                 W I T N E S S E T H:
                                 - - - - - - - - - -


     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, trustees, successors and assigns, hereby covenant as follows:

                                   ARTICLE 1

                                 Premises: Rent
                                 --------------

     1.1 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Premises for the Term to commence on the Commencement Date and to end at 11:59 p.m. on the Expiration Date or until such term shall sooner cease and terminate as hereinafter provided. In the event that Landlord fails to deliver possession of the 8/th/ floor in accordance with this Lease by June 1, 2000, Landlord shall commence a holdover proceeding against the tenant occupying the 8/th/ floor and shall diligently prosecute such holdover proceeding through completion and Tenant shall have the right to deduct any amount prepaid to Landlord in connection with the 8/th/ Floor of the Premises from the next monthly installment payment of fixed annual rent. In the event Landlord is unable to deliver possession of the 8/th/ floor to Tenant by December 31, 2000, Tenant may cancel this Lease by providing Landlord with a written fifteen (15) day notice of termination ("Notice of Termination") in accordance with Article 30 of this Lease on or before January 15, 2001, time being of the essence, and if Tenant provides Landlord with such Notice of Termination, this Lease shall terminate and come to end and neither party shall have any further liability to each either for any obligation under this Lease.

     1.2 (a) Except as otherwise provided in the definition of "Fixed Annual Rent," from and after the 7/th/ Floor and 8/th/ Floor Rent Commencement Date, Tenant shall pay to Landlord the fixed annual rent at the fixed annual rental rate set forth in the Reference Pages, which shall be payable in equal monthly installments on or in advance of the first day of each and every calendar month during the Term of this Lease. The first monthly installment of the 7/th/ Floor Fixed Annual Rent shall be payable by Tenant upon the execution of this Lease. Should the 7/th/ Floor or 8/th/ Floor Rent Commencement Date fall on any day other than the first day of a month, the 7/th/ Floor or 8/th/ Floor Fixed Annual Rent for such month shall be pro-rated on a per diem basis, and Tenant shall pay the amount for such partial month on the 7/th/ Floor or 8/th/ Floor Rent Commencement Date, as the case may be. Should the Expiration Date fall on any day other than the last day of a month, then the Expiration Date shall be deemed modified such that it is the last day of the calendar month in which the Expiration Date was scheduled to occur and the 7/th/ Floor or 8/th/ Floor Fixed Annual Rent, as the case may be, for such partial period shall be pro-rated on a per diem basis. In such event the amount paid by Tenant upon execution of this Lease shall be applied to the fixed annual rent payable on the first day of the first month following the Commencement Date.

         (b) Any sum other than fixed annual rent payable hereunder (hereinafter called "additional rent") shall be deemed additional rent, and together with fixed annual rent shall be included in the term "rent" and shall, unless otherwise stated, be due thirty (30) days after demand. Fixed annual rent and additional rent shall be paid in lawful money of the United States by good and sufficient check (subject to collection) drawn to Landlord's order or as Landlord may direct on a bank which is a member of the New York Clearinghouse Association or a successor thereto. Said checks shall be sent to Landlord at its address as hereinabove set forth, or to such other party or parties and/or at such other address(es) as Landlord shall designate by written notice to Tenant. Tenant, provided it gives Landlord written notice, may also pay rent by wire transfer to a bank designated by Landlord in writing.

         (c) Tenant shall pay the fixed annual rent and additional rent promptly when due without notice or demand therefor and without offset, credit, abatement, deduction, counterclaim or set off or for any reason whatsoever, except such deduction as may be expressly set forth in Articles 9 and 13.

     1.3 If Tenant shall fail to pay any installment of fixed annual rent or any payment of additional rent for a period of ten days after such installment or payment shall have become due, Tenant shall pay interest thereon at the Interest Rate, from the date when such installment or payment shall have become due to the date of the payment thereof, and such interest shall be deemed additional rent.

     1.4 If any of the fixed annual rent or additional rent payable under the terms and provisions of this Lease shall be or become uncollectible, reduced or required to be refunded because of any Legal Requirements, Tenant shall enter into such agreement(s) and take such other steps as Landlord may request and as legally may be permissible to permit Landlord to collect the maximum rents that, from time to time during the continuance of such legal rent restriction, legally may be permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the rents shall become and thereafter shall be payable in accordance with the amounts reserved herein for the periods following such termination and (b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to
(i) the rents that would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect.

     1.5 No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct fixed annual rent or additional rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy provided in this Lease or at law.

     1.6 Landlord shall have the same rights and remedies (including, without limitation, the right to commence a summary proceeding) for a default in the payment of additional rent as in a default in the payment of fixed annual rent notwithstanding the fact that Tenant may not then also be in default in the payment of fixed annual rent.

     1.7 The exterior walls of the Building, elevators and elevator shafts, and other Building shafts, electrical closets and conduits which extend to any floor above or below the Premises, the roof, and the portions of any window sills outside the windows, and the windows are not part of the Premises and Landlord reserves all rights to such parts of the Building.

                                   ARTICLE 2

                             Condition of Premises
                             ---------------------

     2.1 Tenant is fully familiar with the condition of the Premises and hereby accepts possession of the Premises in its current "as is" condition except as otherwise provided herein.

     2.2 Tenant acknowledges that the bathrooms in the Premises will be delivered to Tenant in their current "as-is" condition. In consideration of the Tenant accepting possession of the bathrooms in the Premises in their current "as is" condition, provided Tenant is not otherwise in default of any of the terms and conditions of this Lease beyond applicable notice and grace periods,

Tenant shall receive, a one time, Ten Thousand Dollar ($10,000.00) rental credit, provided such renovation is completed in accordance with all the terms of this Lease, including, but not limited to, applicable laws and codes and the American Disabilities Act of 1990. Tenant shall have the option of applying such rent credit to any payment of the Fixed Rent or additional rent.

     2.3 Except as otherwise provided in this Article, Landlord shall not be required to perform, any work or installations which would: (a) require changes to structural components of the Building or the exterior design of the Building;
(b) require any modification to the Building's Systems or installations outside the Premises; (c) not comply with all applicable Laws of any Government Entity having jurisdiction over the construction of the Building and/or the Premises; and/or (d) be incompatible with plans previously filed for the Building with the Department of Buildings of the City of New York or with the occupancy of the Building. Landlord shall perform the following work or provide Tenant with the following information for the Premises and the Building:

          (i) As more fully set forth in Article 12 herein, prior to the Commencement Date, Landlord shall provide electrical power to Tenant for the Premises through the presently existing electrical facilities for Tenant's reasonable use of its lighting, and other electrical fixtures, appliances and equipment;

          (ii) On or prior to the Commencement Date, Landlord shall deliver the windows contained within the Premises watertight, cleaned and in good working order;

          (iii) On or prior to the Commencement Date, Landlord shall deliver the heating, ventilating and air-conditioning ("HVAC") equipment servicing the Premises in good working order. The air-conditioning equipment servicing the 7/th/ Floor of the Premises is a self contained "air-cooled" system and the air-conditioning equipment servicing the 8/th/ Floor of the Premises is a "water-cooled" system. The water necessary to operate the air-conditioning equipment servicing the 8/th/ Floor of the Premises is generated exclusively from a water tower on the roof of the Building. Tenant, at its sole cost and expense, shall install a water meter to measure the Tenant's consumption of water from such water tower and Tenant shall be responsible for paying, as additional rent, for all water consumed by Tenant from such water tower. Provided Tenant, at its sole cost and expense during the first three years of the Term maintains a maintenance contract for the air-conditioning equipment, Landlord shall be responsible for the cost of repairing, and if necessary replacing, the air-conditioning equipment. After the third anniversary of the Commencement Date, Tenant shall be solely responsible for all maintenance, repair and replacement costs of the air-conditioning equipment through the Expiration Date. Landlord makes no representations or warranties as to the sufficiency of the air-conditioning equipment for the Tenant's intended use in the Premises. Landlord represents that the air-conditioning equipment servicing the Premises is controlled by Tenant. Landlord shall cooperate with Tenant, in providing Tenant access to the roof of the Building for the Tenant to maintain, repair, and if necessary, replace the water tower or any air-conditioning equipment related to the water tower.

          (iv) Prior to the Commencement Date, Landlord shall provide Tenant with an ACP-5 Certificate representing that there is no friable asbestos contained within the 7th Floor of the Premises and prior to providing Tenant with possession of the 8th Floor of the Premises, Landlord shall provide Tenant with an ACP-5 Certificate representing that there is no friable asbestos contained within the 8th Floor of the Premises;

          (v) Landlord shall deliver the Premises to Tenant in compliance with all municipal codes, including, the New York Building and Fire Department Regulations. In addition, Landlord shall provide Tenant with a commercially reasonable number of hook-up points to the Building's Class E fire system taking into consideration the size of the floor plate. Tenant, at its sole cost and expense, shall be responsible for hooking up such Class E fire system to the Premises;

          (vi) On or before July 1, 2000, Landlord shall complete the renovation and enlargement of the Building's lobby as well as the cosmetic renovation of two (2) passenger elevator cabs substantially in accordance with the "rendering" of the Building's lobby attached to this Lease as Schedule B. The parties acknowledge that such rendering is annexed hereto for informational purposes only, is not drawn to scale and does not contain any specifications or formal plans for the lobby renovation. If Landlord shall fail to complete such renovation and enlargement of the Building's lobby as well as the cosmetic renovation of two (2) passenger elevator cabs by July 1, 2000 and, provided Tenant is not otherwise in default of any of the terms or conditions of this Lease beyond applicable notice and grace periods, Landlord shall grant Tenant a $3,000.00 per month rent credit until such time as Landlord's architect certifies that such work is complete. If Landlord shall fail to complete such renovation and enlargement of the Building's lobby, as well as the cosmetic renovation of two (2) passenger elevator cabs by December 31, 2000 and, provided Tenant is not otherwise in default of any of the terms or conditions of this Lease beyond applicable notice and grace periods, the monthly rent credit Landlord shall grant to Tenant shall be increased to $10,000.00 per month until such time as Landlord's architect certifies that such work is complete.

     2.4 All work performed by Tenant in accordance with the provisions of this Lease shall require the installation of new materials at least comparable to the quality installed in the Building, shall be performed in accordance with the terms and conditions of this Lease and the Construction Rules and Regulations.

                                   ARTICLE 3

                          Real Estate Tax Escalation
                           ---------------------------

     3.1 For the purposes of this Article 3, the following definitions shall apply:

         (a) The term "Base Tax" shall mean the Taxes payable for the Base Tax Year set forth in the Reference Page. If the Base Tax subsequently shall be adjusted, corrected or reduced whether as the result of protest, by means of agreement or as the result of legal proceedings, the Base Tax for the purpose of computing any additional rent payable pursuant to this Article shall be the

Base Tax as so adjusted, corrected or reduced. Until the Base Tax is so adjusted, corrected or reduced, if ever, Tenant shall pay additional rent hereunder based upon the unadjusted, uncorrected or unreduced Base Tax and upon such adjustment, correction or reduction occurring, any additional rent payable by Tenant prior to the date of such occurrence shall be recomputed and Tenant shall pay to Landlord any additional rent found due by such recomputation within ten days after being billed therefor (which bill shall set forth in reasonable detail the pertinent data causing and comprising such recomputation). Landlord represents that, Landlord is not receiving nor has Landlord applied for any form of tax abatement that affects the Base Tax Year.

         (b) The term "Taxes" shall mean all real estate taxes, assessments, sewer and water rents, governmental levies, municipal taxes, county taxes, utility taxes or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, that are or may be assessed, levied or imposed upon all or any part of the land (hereinafter referred to as the "Land") on which the Building is situated, the Building and the sidewalks, vault, arcades, plazas, alleys or streets in front of or adjacent thereto, including any tax, excise or fee payable as a result of the Building being situated in a business improvement district, including any tax, excise or fee measured by or payable with respect to any rent or mortgage and levied against Landlord and/or the Land and/or the Building, and/or against the holder of any mortgage affecting the Land or the Building, under the laws of the United States, the State of New York, or any political subdivision thereof, or by the City of New York, or any political subdivision thereof but excluding any income, franchise, corporate, estate, inheritance, succession, capital stock, transfer or mortgage recording tax levied on Landlord or the holder of any such mortgage). If, due to a future change in the method of taxation or in the taxing authority, a new or additional real estate tax, or a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord, and/or the Land and/or the Building, and/or the sidewalks, arcades, plazas, alleys or streets in front of or adjacent thereto, in addition to, or in substitution in whole or in part for any tax which would constitute "Taxes," or in lieu of additional Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term "Taxes."

         (c) The term "Tax Year" shall mean each period of twelve months, commencing on the first day of July of each such period, in which occurs any part of the Term of this Lease or such other period of twelve months occurring during the Term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

         (d) The term "Escalation Statement" shall mean a statement setting forth the amount payable by Tenant for a specified Tax Year pursuant to this
Article 3.

     3.2 (a) Commencing on January 1, 2001, Tenant shall pay as additional rent for each Tax Year a sum (hereinafter referred to as "Tenant's Tax Payment") equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year exceed the Base Tax. Tenant's Tax Payment for each Tax Year shall be due and payable in advance in monthly installments on the first day of each month during each Tax Year, based upon the Escalation Statement furnished prior to the commencement of such Tax Year, until such time as a new Escalation Statement for a subsequent Tax Year shall become effective. If an Escalation Statement is furnished to Tenant after the commencement of the Tax Year in respect of which such Escalation Statement is rendered, Tenant shall, within fifteen (15) days thereafter, pay to Landlord an amount equal to the amount of any underpayment of Tenant's Tax Payment with respect to such Tax Year and, in the event of an overpayment, Landlord shall permit Tenant to credit against subsequent payments under this Section 3.2(a) or against next Fixed Rent payments in the amount of Tenant's overpayment. If there shall be any increase in Taxes for any Tax Year, whether during or after such Tax Year, Landlord shall furnish a revised Escalation Statement for such Tax Year, and Tenant's Tax Payment for such Tax Year shall be adjusted and paid substantially in the same manner as provided in the preceding sentence. If during the Term of this Lease, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a superior mortgagee) in full or in monthly, quarterly, semiannually or other installments, on any other date or dates than as presently required, then at Landlord's option, Tenant's Tax Payments shall be correspondingly accelerated or revised so that said Tenant's Tax Payments are due at least twenty (20) days prior to the date payments are due to the taxing authorities or the superior mortgagee. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes. Landlord shall provide Tenant with a copy of the tax invoices which the Tenant's Tax Payment is based upon.

         (b) If the real estate tax fiscal year of The City of New York shall be changed during the Term of this Lease, any Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in such fiscal year included in the particular Tax Year for the purpose of making the computations under this Section 3.2(a).

         (c) If the Taxes for any Tax Year for which Tenant shall have paid additional rent pursuant to this Article shall be adjusted, corrected or reduced whether as the result of protest of any tentative assessment, or by means of agreement, or as the result of legal proceedings, the additional rent becoming due in said Tax Year pursuant to this Article shall be determined on the basis of said corrected, adjusted or reduced Taxes. If Tenant shall have paid any additional rent pursuant to this Article for such Tax Year prior to any said adjustment, Landlord shall credit against the next Fixed Rent payment or refund to Tenant any excess amount thus paid as reflected by said adjusted Taxes, less Tenant's Proportionate Share of any reasonable cost, expense or fees directly related to the successful reduction of Taxes (including reasonable experts' and reasonable attorneys' fees and Landlord's reasonable costs of administration and coordination) incurred by Landlord in obtaining said tax adjustment. If said tax adjustment shall occur prior to Tenant's payment of any said Taxes due hereunder as additional rent, Tenant shall pay, as additional rent, Tenant's Proportionate Share of any reasonable cost, expenses or fees (including reasonable experts' and reasonable attorneys' fees and Landlord's costs of administration and coordination) incurred by Landlord in obtaining said tax adjustment.

     3.3 In the event that the Commencement Date shall be other than the first day of a Tax Year or the date of the expiration or other termination of this Lease shall be a day other than the last day of a Tax Year, then, in applying the provisions of this Article 3 with respect to any Tax Year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on the basis of the portion of such Tax Year that shall have elapsed after the Term hereof commences in the case of the Commencement Date, and prior to the date of such expiration or termination in the case of the Expiration Date or other termination.

     3.4 In no event shall the fixed annual rent be reduced by operation of this Article 3. The rights and obligations of Landlord and Tenant under the provisions of this Article 3 with respect to any additional rent shall survive the expiration or other termination of this Lease.

     3.5 Landlord's failure to render an Escalation Statement with respect to any Tax Year shall not prejudice Landlord's right thereafter to render an Escalation Statement with respect thereto or with respect to any subsequent Tax Year unless Landlord has failed to render an Escalation Statement with respect to any Tax Year within fifteen (15) months of such Tax Year. Payments shall be made pursuant to this Article 3 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration of the Term of this Lease.

     3.6 Each Escalation Statement shall be conclusive and binding upon Tenant unless within sixty (60) days after receipt of such Escalation Statement Tenant shall notify Landlord that it disputes the correctness of such Escalation Statement, specifying the particular respects in which such Escalation Statement is claimed to be incorrect. Pending the determination of such dispute, Tenant shall pay additional rent in accordance with the Escalation Statement that Tenant is disputing, without prejudice to Tenant's position.

     3.7 In the event of a dispute between the parties as to whether an Escalation Statement is correct in accordance with Section 3.6, Tenant (the "Initiating Party") may apply to the President of the Real Estate Board of the City of New York (the "Real Estate Board") for the designation of an arbitrator to determine that question. The Initiating Party shall submit a copy of such application to the other party. In the event that the President of the Real Estate Board has not designated an arbitrator within ten (10) days after the date of the application, the Initiating Party may apply to a Court of competent jurisdiction to designate an arbitrator. The arbitrator appointed pursuant to this Section 3.7 shall be a real estate consultant with at least ten (10) years experience in the New York City commercial real estate market. The parties shall execute all documents and do all other things necessary to submit the issue to arbitration pursuant to this Section 3.7. The hearing held by the arbitrator shall take place in the Borough of Manhattan at such location and time as shall be specified by the arbitrator. Each of the parties shall be entitled to be present at the hearing and to present all relevant evidence. The arbitration shall hold the hearing and render his decision within fourteen (14) days after the date of his designation. The parties shall take all reasonable measures to facilitate the arbitration and to permit the arbitrator to render his decision within the said fourteen (14) day period. The decision shall be in writing and copies thereof shall be submitted to both parties. The sole decision to be made by the arbitrator shall be whether the Escalation Statement in question is correct as described in Section 3.6. If the decision is in the negative, the award shall be in favor of Tenant, and if the decision is in the affirmative, the award shall be in favor of Landlord. The arbitrator shall have no power to award any damages to either party or to vary, modify or waive any provision of this Lease. The decision of the arbitrator shall be final and binding upon the parties. In any arbitration proceeding instituted in accordance with this Section 3.7, the parties shall pay for their own attorneys' fees and consultant's fees and any fee payable to the arbitrator shall be borne equally by the parties.

                                   ARTICLE 4

                                      Use
                                      ---

     4.1 The Premises shall be used by Tenant solely as and for the Permitted Use as set forth in the Reference Page and for no other purpose whatsoever.

     4.2 Tenant shall not use or permit the use of the Premises or any part thereof in any way that would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner or, except as otherwise provided in this paragraph 4.2, in violation of the certificate of occupancy for the Premises or the Building (the "Certificate of Occupancy"), or any ground or underlying leases which may now or hereafter affect the Building or the Premises. Tenant acknowledges that it has inspected the Certificate of Occupancy for the Building. Landlord represents that, at its sole cost and expense and with the cooperation of Tenant, it will use its best efforts to modify the existing Certificate of Occupancy of the Building as it relates to the 8/th/ floor of the Premises from the current description of use as "Physical Culture Establishment" to "Offices and Showrooms." Tenant shall not suffer or permit the Premises or any part thereof to be used in any manner or anything to be done therein or anything to be brought into or kept therein that, in the judgment of Landlord, shall in any way impair or interfere with or tend to impair or interfere with (a) the character, reputation or appearance of the Building as a high quality office building, (b) any of the Building services, (c) the proper and economic heating, cleaning, air-conditioning, ventilating or other servicing of the Building or the Premises, (d) the use of any of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building, or (e) increase or tend to increase Landlord's costs of operating the Building.

     4.3 If any governmental license or permit (other than a Certificate of Occupancy for the Building) or any other license or permit required of all tenants occupying space for executive and general office use in the Borough of Manhattan shall be required for the proper and lawful conduct of Tenant's specific business in the Premises or any part thereof or for Tenant's specific occupancy of the Premises, Tenant at its expense shall procure and maintain and comply with the terms and conditions of such license or permit and submit the same to Landlord for inspection.

     4.4 Tenant acknowledges and agrees that the value of the Premises and the reputation of the Landlord will be seriously injured if the Premises are used for any obscene or pornographic purposes or any sort of commercial sex establishment. Tenant agrees that it will not bring or permit any obscene or pornographic material on the Premises, and shall not permit or conduct any obscene, nude, or semi-nude live performances on the Premises, nor permit use of the Premises for nude modeling, rap sessions, or as a so-called rubber goods shop, or as a sex club of any sort, or as a "massage parlor." Tenant agrees further that it will not permit any of these uses by any sublessee or assignee of the Premises. This Section 4.4 shall directly bind any successors in interest to the Tenant. Tenant agrees that if at any time it violates any of the provisions of this Section 5.4, such violation shall be deemed a breach of a substantial obligation of the terms of this Lease and objectionable conduct. Pornographic material is defined for purposes of this
Section 5.4 as any written or pictorial matter with prurient appeal or any objects or instrument that are primarily concerned with lewd or prurient sexual activity. For the purposes of this Section 5.4 the term "obscene material" shall have the meaning as set forth in New York State Penal Law Section 235.00. Landlord represents that it shall use its best efforts to ensure that this paragraph 4.4 shall be included in all other tenants' leases in the Building.

                                   ARTICLE 5

                         Alterations and Installations
                         -----------------------------

     5.1 Tenant shall make no Alterations in or to the Premises without Landlord's prior written consent (including, without limitation, any work in connection with the Tenant's initial occupancy of the Premises). Any approved Alteration shall be performed only by contractors or mechanics first approved by Landlord, provided, however, that any Alteration in or to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems of the Building (including, without limitation, the fire-safety system) shall be performed only by contractor(s) designated by Landlord. However, Tenant may use a contractor not designated by Landlord provided Landlord gives Tenant its prior written consent which consent shall not be unreasonably withheld. Every Alteration shall be done at Tenant's sole cost and expense and at such times and in such manner as Landlord may reasonably designate. Notwithstanding anything in this Article to the contrary, Tenant shall not be required to obtain the Landlord's prior written approval for Alterations performed within the Premises equal to or less than Fifty -thousand dollars ($50,000.00) in value. Tenant shall nonetheless be required to provide Landlord with prior written notice of any Alterations performed within the Premises equal to or less than Fifty - thousand dollars ($50,000.00) in value. In addition, Tenant shall not be required to obtain the Landlord's prior written approval for Alterations which are cosmetic in nature (i.e., carpeting, wallpapering and painting), are entirely nonstructural, no part of which will tie into or connect with the Building's Equipment (as hereinafter defined in Article 14.1) and do not require Tenant to obtain a permit from the New York City Department of Buildings or any successor agency ("Non-Consent Alterations"). Tenant shall nonetheless be required to provide Landlord with at least ten (10) day's prior written notice of any Non-Consent Alterations which are to be performed at the Premises.

     5.2 Every Alteration in or to the Premises shall be performed in accordance with and shall conform to the Construction Rules and Regulations, and the provisions of this Lease and shall be effected solely in accordance with plans and specifications first approved in writing by Landlord. Within ten (10) business days after submission to Landlord of Tenant's plans and specifications, Landlord shall either approve Tenant's plans and specifications or shall set forth in writing the particulars in which Landlord does not approve same, in which latter case Tenant shall, if Tenant wishes to proceed with such work, within five (5) days after Landlord's notification, return to Landlord appropriate corrections thereto. Such corrections shall be subject to Landlord's approval which approval shall not be unreasonably withheld. Landlord's approval of Tenant's plans and specifications shall not constitute a representation or guaranty by Landlord that Tenant's Alterations comply with Legal Requirements. Such plans and specifications shall be prepared at Tenant's sole cost and expense by a professional registered architect and shall be complete, finished detailed architectural drawings and specifications for the Alteration. Notwithstanding anything to the contrary contained in this Lease, Landlord will not unreasonably withhold or delay its consent to requests for Alterations provided they will not affect the outside of the Building or adversely affect its structure, electrical, HVAC, plumbing, sanitary, fire-safety or mechanical systems or not be in keeping with the character of the Building.

     5.3  With respect to every Alteration:

          (a) All work shall be done in a good and workerlike manner and shall not interfere with the operation of the Building or impose any additional expense upon Landlord in the construction, maintenance, repair or operation of the Building. If any additional expense shall be incurred by Landlord thereby, Tenant shall pay such additional expense within fifteen (15) days after notice by Landlord to Tenant.

          (b) Tenant will inform Landlord in writing of the names of any contractor or subcontractor Tenant proposes to use in the Premises at least ten days prior to the beginning of work by such contractor or subcontractor. Tenant shall employ only contractors approved by Landlord in writing; and any contractor employed by Tenant (and all subcontractors) shall agree to employ only such labor as will not reasonably result in jurisdictional disputes or strikes or cause disharmony with other workers employed at the Building. Upon the happening of any such dispute, strike or disharmony, Tenant shall immediately upon notice from Landlord discontinue the labor giving rise thereto. In the event Tenant fails to do so, Landlord, in addition to any rights available to it under this Lease and pursuant to Law, shall have the right to an injunction with or without notice.

          (c) Tenant shall pay its contractors or subcontractors, as the work progresses, the entire cost of supplying the materials and performing the work shown on Tenant's approved plans and specifications subject to a reasonable retainage. Within fifteen (15) days after each payment to its contractors are due, Tenant shall furnish Landlord with evidence that such payment has been made together with a waiver of lien by such contractor in the amount of such payment.

          (d) Tenant shall cause the Alteration to be installed in compliance with Legal Requirements.

          (e) Tenant shall furnish to Landlord copies of all governmental permits and authorizations that may be required in connection with any Alteration. All such governmental permits and authorizations shall be obtained by Tenant at its sole cost and expense and Tenant shall pay the cost of filing Tenant's plans and specifications with the appropriate governmental authorities in such form (building notice, alteration, or other) as Landlord may direct.

          (f) Tenant represents, warrants and covenants that the Alteration will; (i) be of good quality and free from faults and defects, latent or otherwise; (ii) be free and clear of Liens; (iii) conform to the plans and specifications as approved by Landlord; and (iv) be fit for the intended use and purpose.

          (g) Tenant shall make all reasonable efforts to keep the Building and the Premises free and clear of all Liens for any work or material claimed to have been furnished to Tenant or to the Premises on Tenant's behalf, and all work to be performed by Tenant shall be done in a manner that will not unreasonably interfere with or disturb other tenants or occupants of the Building.

          (h) During the progress of the work to be done by Tenant, Landlord and representatives of Landlord shall be permitted access and the opportunity to inspect, at all reasonable times, but this provision shall not in any way whatsoever create any obligation on Landlord to conduct any such inspection.

          (i) With respect to any Alteration costing more than $50,000.00 including the Alterations performed by Tenant prior to its initial occupancy, Tenant agrees to pay to Landlord, as additional rent, within five calendar days of demand therefor, an amount equal to Landlord's actual out-of-pocket costs and expenses in connection with the Alteration in question not to exceed $5,000.00.

          (j) Prior to the commencement of any work, Tenant shall furnish to Landlord original certificates of insurance naming the Landlord and its designated managers and agents as additional insureds as its interest may appear and evidencing the existence of:

          (i) Workers' compensation insurance covering all persons employed for such work; and

          (ii) Comprehensive general liability (including contractual liability) and property damage insurance, with coverage of at least $5,000,000 per occurrence for bodily or personal injury (including death) and $1,000,000 in respect of property damage, or in such higher amounts as Landlord may reasonably require.

Such insurance shall be maintained at all times during the performance of the work and shall not be cancelable except on thirty (30) days' prior written notice to Landlord.

          (k) Upon completion of each Alteration, Tenant shall remove, at its sole cost, all debris from the Premises and clean the same. If the exterior portions of the windows in the Building become soiled as a result of the Alterations made by Tenant, Tenant shall reimburse Landlord, within fifteen days after the rendition of a bill therefor, for Landlord's reasonable cost of cleaning such windows. Tenant shall pay for window cleaning only once during each Alteration.

          (l) Upon completion of each Alteration, Tenant shall deliver "as-built" plans and specifications for such Alteration to Landlord at Tenant's sole cost and expense.

     5.4 Landlord shall not be responsible for any labor or materials furnished to Tenant, or for delays of any kind experienced by Tenant's contractors. No Lien for any labor, materials, or other services or things furnished to Tenant shall attach to or affect Landlord's estate or interest in the Premises, the Land and/or the Building. Tenant agrees to discharge, at Tenant's expense (whether by payment, bonding, or otherwise) every Lien filed against the Premises, the Land and/or the Building for work claimed to have been done for or materials claimed to have been furnished to Tenant, within thirty (30) days after receiving notice of the same. Tenant shall require that all contractors and subcontractors engaged in connection with Tenant's Alterations indemnify and hold Landlord harmless against any and all claims for injury to persons or damage to property by reason of such contractor's or subcontractor's use of the Premises or performance of the work, including any claims, fines and penalties imposed due to a failure to comply with Laws.

     5.5 Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other Lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises.

     5.6 All fixtures, improvements, Alterations, installations, additions, paneling, permanent partitions, doors, railings and like installations installed in the Premises at any time, either by Tenant or by Landlord or others on Tenant's behalf and whether installed or purchased at Landlord's or Tenant's expense (collectively, the "Leasehold Improvements") shall become the property of Landlord upon installation. The Leasehold Improvements shall remain upon, and shall be surrendered with, the Premises unless Landlord elects, by notice to Tenant given at the time Landlord responds to the submission of Tenant's Plans to perform Alterations in accordance with this Article to have Tenant remove all or part of the Leasehold Improvements which are considered, in Landlord's reasonable judgment, special or unique in nature. In such event, prior to the expiration or sooner termination of this Lease and at Tenant's sole cost and expense, Tenant shall remove all such Leasehold Improvements in Landlord's reasonable judgment, special or unique in nature as Landlord has specified for removal in such notice and shall repair all damage to the Premises or to the Building due to such removal and restore the same to the condition existing immediately prior to the installation of such Leasehold Improvements. Notwithstanding anything contained in this section to the contrary, (i) Tenant's obligation to remove Alterations and/or improvements is limited to Alterations and/or improvements installed by or at the request of Tenant and shall not include the Landlord's Work or Alterations performed by Tenant utilizing the Landlord's Contribution, as defined in the Work Letter annexed hereto as Exhibit A and (ii) Tenant shall be permitted on the Expiration Date to remove the pendant lighting and audio visual equipment installed by Tenant in the Premises.

     5.7 If any Alterations, installations, additions, improvements or other property that Tenant shall have the right to remove or be requested by Landlord to remove are not removed on or prior to the expiration of the Term of this Lease, Landlord shall have the right to remove the property and to dispose of the same without accountability to Tenant and at the sole cost and expense of Tenant. In case of any damage to the Premises or the Building resulting from the removal of the property, Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for Landlord's cost in repairing such damage. Tenant's obligations under this section shall survive the expiration or other termination of this Lease.

                                   ARTICLE 6

                                    Repairs
                                    -------

     6.1 (a) Except as provided herein, Tenant shall, at its sole cost and expense, take good care of the Premises and the fixtures and appurtenances therein (including, without limitation, bathroom and plumbing fixtures and appurtenances) and make all repairs thereto as and when needed to preserve them in good working order and condition and maintain the Premises in a condition consistent with comparable buildings. Tenant, at its sole cost and expense, shall promptly replace all damaged or broken doors and glass in and about the Premises. All damage or injury to the Premises and to its fixtures, appurtenances and equipment or to the Building or to its fixtures, appurtenances and equipment caused by or which arises out of (i) Tenant moving property in or out of the Building, or (ii) Tenant's installation or removal of furniture, fixtures or other property, or (iii) the performance or existence of any Alterations performed in the Premises by or on behalf of Tenant or anyone claiming possession through Tenant or (iv) Tenant's installation, use or operation of Tenant's property in the Premises or (v) from any other cause of any other kind or nature whatsoever due to carelessness, omission, neglect, improper conduct or other cause on the part of Tenant, its servants, employees, agents, visitors, or licensees, shall be repaired, restored or replaced promptly at Tenant's sole cost and expense to the reasonable satisfaction of Landlord. Any repairs required to be made by Tenant to the mechanical, electrical, plumbing, sanitary, heating, ventilating, air-conditioning, fire safety or other systems of the Building shall be performed only by contractor(s) designated by Landlord. Any other repairs in or to the Building and the facilities and systems for which Tenant is responsible may be performed by Landlord at Tenant's expense and may be charged to Tenant as additional rent in the event Tenant fails to perform such repairs; All repairs, restorations and replacements made by Tenant shall be in quality and class equal to the original work or installations and shall be of a quality at least comparable to the quality installed in the Building. If Tenant fails to make such repairs, restoration or replacements, same may be made by Landlord at the expense of Tenant and such expense shall be collectible as additional rent and shall be paid by Tenant within thirty (30) days after rendition of a bill therefor.

     6.2 (a) Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area that such floor was designed to carry and that is allowed by law. If Tenant shall desire a floor load in excess of that which such floor was designed to carry and which is allowed by law, Tenant shall submit plans and specifications for such floor load to Landlord for Landlord's review and approval. Tenant shall pay all actual out-of-pocket costs and expenses incurred by Landlord in connection with its review of Tenant's plans and specifications.

          (b) Landlord shall not unreasonably withhold or delay its consent to Tenant's request to strengthen and reinforce the floor to provide the live load desired so long as Landlord's architects and engineers, in their sole discretion, find that the work necessary to increase such floor load (i) does not affect adversely the structure of the Building, (ii) will not interfere with the amount or availability of any space adjoining alongside, above or below the Premises, (iii) will not interfere with the occupancy of other tenants in the Building and (iv) may be accomplished without disturbing the load-bearing columns, walls or configuration of the Building. Tenant's plans and specifications shall also provide for the restoration of the floor to its condition prior to such requested strengthening and reinforcement. Tenant shall agree to pay for or reimburse Landlord on demand for the reasonable cost of such strengthening and reinforcement and for the reasonable cost of restoration of the floor to its condition prior to such strengthening and reinforcement, as well as any other reasonable costs to and reasonable expenses of Landlord occasioned by or resulting from such strengthening or reinforcement.

     6.3 Business machines and mechanical equipment used by Tenant that cause excess vibration, beyond what is typical for similar office space, noise, cold or heat that may be transmitted to the Building structure or to any leased space to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed and maintained by Tenant at its expense in settings of cork, rubber or spring type vibration eliminators sufficient to absorb and prevent such vibration or noise, or prevent transmission of such cold or heat. Tenant acknowledges that the operation of elevators, air-conditioning and heating equipment will cause some vibration, noise, heat or cold that may be transmitted to other parts of the Building and Premises and Landlord shall make reasonable efforts to minimize same.

     6.4 Except as otherwise specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances or equipment thereof, including the erection or operation of a crane, derrick or sidewalk shed. Landlord shall exercise reasonable diligence so as to minimize any interference with Tenant's business operations and shall exercise reasonable diligence not to block Tenant's windows (except due to or as a result of a Legal Requirement or Landlord's necessary work, maintenance or repairs to the Building), but shall not be required to perform the same on an overtime or premium pay basis.

     6.5 Tenant will not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable Legal Requirement.

                                   ARTICLE 7

                              Requirements of Law
                              -------------------

     7.1 If Tenant receives any notice of any violation of any Legal Requirement, Tenant shall give prompt written notice thereof to Landlord. Tenant, at its sole cost and expense, shall comply with all Legal Requirements which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises (including, without limitation, the performance of any Alterations under the Americans with Disabilities Act of 1990) or the use or occupation thereof (in which event Tenant shall effect such compliance at its sole cost and expense) or if, as a result of any act or omission by Tenant or violation of this Lease by Tenant, any Legal Requirement is violated, Tenant, at its sole cost and expense, shall cause any such violation to be promptly cured. The foregoing shall include any structural alterations necessary to effect such a cure.

          (a) Without limiting the generality of Section 7.1, Tenant, at its sole cost and expense, shall comply with all Legal Requirements regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash from within the Premises or produced by Tenant. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by any Legal Requirements. Each separately sorted category of waste products, garbage, refuse and trash from within the Premises shall be placed in separate receptacles reasonably approved by Landlord. Such separate receptacles may, at Landlord's option, be removed from the Premises in accordance with a collection schedule prescribed by any Legal Requirements. Tenant, at Tenant's sole cost and expense, represents that it shall arrange for the collection of its waste products, garbage, refuse and trash utilizing a contractor reasonably satisfactory to Landlord.

     7.2 Notwithstanding the provisions of Sections 7.1 and 7.2 hereof, Tenant, at its own cost and expense, in its name and/or (whenever necessary) Landlord's name, may contest, in any manner permitted by law (including appeals to a court or governmental department or authority having jurisdiction in the matter), the validity or the enforcement of any governmental act, regulation or directive with which Tenant is required to comply pursuant to this Lease, and may defer compliance therewith during the course of such contest, provided that (a) such non-compliance shall not subject Landlord to criminal prosecution or subject the Land and/or Building to Lien or sale, (b) such non-compliance shall not be in violation of any fee mortgage or of any ground or underlying lease or any mortgage thereon, (c) Tenant shall first deliver to Landlord a surety bond issued by a surety company of recognized responsibility, or other security satisfactory to Landlord, indemnifying and protecting Landlord against any loss or injury by reason of such non-compliance, and (d) Tenant shall prosecute such contest promptly and diligently to its conclusion.

     7.3 Landlord, without expense or liability to it, shall cooperate with Tenant and execute any documents or pleadings required for such purpose, provided that Landlord shall be reasonably satisfied that the facts set forth in any such documents or pleadings are accurate.

                                   ARTICLE 8

                   Insurance, Loss, Reimbursement Liability
                   ----------------------------------------

     8.1 Tenant shall not do, permit or suffer to be done any act or thing upon the Premises that would invalidate or be in conflict with New York standard fire and property damage insurance policies covering the Building, and fixtures and property therein, or that would increase the rate of insurance applicable to the Building to an amount higher than it otherwise would be; and Tenant neither shall do nor shall Tenant permit to be done any act or thing upon the Premises that shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on within the Premises.

     8.2 If, as a result of any act or omission by Tenant or violation of this Lease, the rate of any insurance applicable to the Building shall be increased to an amount higher than it otherwise would be, Tenant shall reimburse Landlord for all increases of Landlord's insurance premiums so caused; such reimbursement to be additional rent payable upon the first day of the month following any outlay by Landlord for such increased insurance premiums. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rates for the Building or Premises issued by the body making insurance rates for the Premises, shall be presumptive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Premises.

     8.3 Landlord or its agents shall not be liable for any injury or damage to persons or property (including, but not limited to, loss of profits and injury to business) resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of any nature, unless any of the foregoing shall be caused by or due to the negligence and willful misconduct of Landlord, its agents, servants or employees.

     8.4 Subject to Article 6.4 herein, Landlord or its agents shall not be liable for any damage which Tenant may sustain, if at any time any window of the Premises is broken, or temporarily or permanently (restricted to windows on a lot line, if permanently) closed, darkened or bricked up for any reason whatsoever, except only Landlord's arbitrary acts if the result is permanent, and Tenant shall not be entitled to any compensation therefor or abatement of rent or to any release from any of Tenant's obligations under this Lease, nor shall the same constitute an eviction.

     8.5 Tenant shall reimburse Landlord for all expenses, damages or fines incurred or suffered by Landlord, by reason of any breach, violation or non-performance by Tenant, or its agents, servants or employees, of any covenant or provision of this Lease. Subject to the provisions of Section 8.1 hereof, where applicable, Tenant shall have the right, at Tenant's own cost and expense, to participate in the defense of any action or proceeding brought against Landlord, and in negotiations for settlement thereof if, pursuant to this Section 8.5, Tenant would be obligated to reimburse Landlord for expenses, damages or fines incurred or suffered by Landlord.

     8.6 Tenant shall give Landlord notice in case of fire or accidents in the Premises promptly after Tenant becomes aware of such event.

     8.7 Landlord's agents, officers, directors and members (and, in case Landlord shall be a joint venture, partnership, tenancy-in-common, association or other form of joint ownership, the members of any such joint venture, partnership, tenancy-in-common, association or other form of joint ownership) shall have absolutely no personal liability with respect to any provision of this Lease or any obligation or liability arising therefrom or in connection therewith. Tenant shall look solely to Landlord's estate and interest in the Land and Building, or the lease of the Building or of the Land and Building, and the Premises, for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord. No other property or assets of Landlord or any agent, officer, director or member shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Premises, or any other liability of Landlord to Tenant. However, nothing contained in this Section shall be construed to permit Tenant to offset against rents due a successor landlord a judgment (or other judicial process) requiring the payment of money by reason of any default of a prior landlord.

     8.8 (a) Landlord shall include in its insurance policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

          (b) Tenant shall obtain on or before the Commencement Date and shall keep in force during the Term hereof, all-risk insurance in an amount equal to the full replacement cost of Tenant's furniture, furnishings and other removable personal property and of all fixtures including leasehold improvements and betterments. Tenant shall include in such insurance policy or policies appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or
(ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies.

          (c) Provided that Landlord's right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery that it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent of the net proceeds of insurance actually received by Landlord as a result of such loss or damage, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees, and against every other tenant in the Building who shall have executed a similar waiver as set forth in this section for loss or damage to, Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent of the net proceeds of insurance actually received by Tenant as a result of such loss or damage, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

     8.9 (a) Tenant shall provide on or before the Commencement Date and shall keep in force during the Term hereof for the benefit of Landlord and Tenant a comprehensive general liability insurance policy (including contractual liability) protecting Landlord and Tenant against any liability whatsoever, arising out of the use of the Premises or any appurtenances thereto or occasioned by any occurrence on or about the Premises or any appurtenances thereto. Such policy shall be not less than the amount of $5,000,000 per occurrence for bodily or personal injury (including death) and in the amount of $1,000,000 in respect of property damage which amounts shall be subject to increase from time to time as Landlord may reasonably request (and within 30 days after such request, Tenant shall furnish Landlord with evidence of such increase in coverage). Tenant shall provide on or before the Commencement Date and shall keep in force during the Term hereof for the benefit of Landlord and Tenant a sprinkler leakage/water damage policy.

          (b) All insurance required by this Lease shall be evidenced by valid and enforceable policies issued by companies (i) licensed to do business in the State of New York and (ii) having a financial size category of not less than XII and with general policy holders rating of not less than "A" as rated by "Best's" insurance reports. All insurance policies shall name Landlord and its designated managers and agents as additional insureds. The insurance required by this Article may be carried under a blanket policy covering the Premises and other locations of Tenant. if any. Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least 15 days prior to the effective date of any such policy, Tenant shall deliver to Landlord either a duplicate original of the aforesaid policies or a certificate(s) evidencing such insurance. Said certificate(s) shall contain an endorsement that such insurance may not be canceled except upon 30 days' written notice to Landlord. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a default hereunder entitling Landlord to exercise any or all of the remedies provided in this Lease in the event of Tenant's default.

                                   ARTICLE 9

                         Damage by Fire or Other Cause
                         -----------------------------

     9.1 If the Premises or any part thereof shall be damaged by fire or other casualty Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth.

     9.2 (a) If the Premises are partially damaged or rendered partially untenantable by fire or other casualty, the damage thereto shall be repaired by and at the expense of Landlord and the Fixed annual rent and the additional rent payable under Articles 3 and 4 until such repair shall be substantially completed shall be apportioned from the day following the casualty according to the part of the Premises that is tenantable.

          (b) If the Premises are totally or substantially damaged or are rendered wholly or substantially untenantable by fire or other casualty, then the fixed annual rent and the additional rent payable under Articles 3 and 4 shall be paid up to the time of the casualty and thenceforth shall cease until the date when the Premises shall have been repaired and restored by Landlord, subject to Landlord's right to elect not to restore the same as hereinafter provided.

          (c) If the Premises are totally or substantially damaged or are rendered wholly or substantially untenantable (whether or not the Premises are damaged) or if the Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, or if at least 50% of the floor area of the Premises is damaged or destroyed during the last 18 months of the Term of this Lease, then, in any of such events, Landlord may elect to terminate this Lease by written notice to Tenant. Such notice shall be given by Landlord within 90 days after such fire or casualty specifying a date for the expiration of the Lease, which date shall not be more than 60 days after the giving of such notice, and upon the expiration date specified in such notice the Term of this Lease shall expire as fully and completely as if such date were the date set forth above for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the Premises without prejudice however to Landlord's rights and remedies against Tenant under the Lease provisions in effect prior to such termination. Any rent owing shall be paid up to such date (subject to abatement as provided in subparagraph 9.2) and any payments of rent made by Tenant that were on account of any period subsequent to such date shall be returned to Tenant within thirty (30) days of the Expiration Date. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make the repairs and restorations under the conditions of (a) and (b) hereof, with all reasonable expedition during Business Days and Business Hours, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord's control. After any such casualty, Tenant shall cooperate with Landlord's restoration by removing from the Premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture and other property. Tenant's liability for rent shall resume five days after written notice from Landlord that the Premises are substantially ready for Tenant's occupancy and Landlord has sent written notice thereof to Tenant.

     9.3 Nothing contained in this Article 9 shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty.

     9.4 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this
Article 9. However, with respect to any repair or restoration to be performed by Landlord under this Article, Landlord shall make reasonable efforts to minimize disruption to Tenant's business.

     9.5 Notwithstanding any of the foregoing provisions of this Article 9, if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Premises or the Building by fire or other cause, by reason of some action or inaction on the part of Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies that may be available against Tenant, there shall be no abatement of Tenant's rents, but the total amount of such rents not abated (that otherwise would have been abated) shall not exceed the amount of uncollected insurance proceeds.

     9.6 Landlord will not carry separate insurance of any kind on Tenant's property or leasehold improvements, alterations, installations or additions made to the Premises, and, except as provided by law or by reason of its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same. Tenant shall maintain insurance on Tenant's property, leasehold improvements, alterations, installations and additions and Landlord shall not be obligated to repair any damage thereto or replace the same.

     9.7 The provisions of this Article 9 shall be considered an express agreement governing any cause of damage or destruction of the Premises by fire or other casualty, and Section 227-a the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.


                                  ARTICLE 10

                   Assignment, Mortgaging, Subletting, etc.
                   ---------------------------------------

     10.1 Tenant shall not by operation of law or otherwise (a) assign or otherwise transfer this Lease or the term and estate hereby granted, (b) sublet the Premises or any part thereof or allow the same to be used or occupied by others, (c) mortgage, pledge or encumber this Lease or the Premises or any part thereof in any manner by reason of any act or omission on the part of Tenant, or
(d) advertise, or authorize a broker to advertise, for a subtenant or an assignee, without, in each instance, obtaining the prior written consent of Landlord, except as otherwise expressly provided in this Article 10. For purposes of this Article 10, the transfer of a majority of the issued and outstanding capital stock of any corporate tenant shall not be deemed an assignment of this Lease. Except as otherwise provided in this Article 10, an agreement by (i) any other person or entity, directly or indirectly, to assume Tenant's obligations under this Lease shall be deemed an assignment, (ii) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, and (iii) a modification, amendment or extension of a sublease shall be deemed a sublease. Tenant agrees to furnish to Landlord upon demand at any time such information and assurances as Landlord may reasonably request that neither Tenant, nor any previously permitted subtenant, has violated the provisions of this Section 10.1.

     10.2 Subject to the following sentence, the provisions of Section 10.1 hereof shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or with an entity to which substantially all of Tenant's assets are transferred (for a bonafide business purpose and not to avoid liability under the Lease) provided that the assignee has a net worth at least equal to or in excess of the net worth of Tenant immediately prior to such merger or transfer and Tenant provides Landlord at least fifteen (15) days prior written notice of such merger, consolidation or transfer or to an "affiliate" of Tenant. For the purposes hereof an "affiliate" of Tenant shall mean as to Tenant or any other entity, an entity that controls, is controlled by, or is under common control with, Tenant or such other entity, as the case may be. "Control" shall mean direct ownership of more than fifty percent (50%) of the voting shares or other voting interests of the controlled entity, and "under common control with" shall mean an entity more than fifty percent (50%) of the voting shares or other voting interests of which are directly owned by an entity which directly owns more than fifty percent (50%) of the voting shares or other voting interests in Tenant or such other entity, as the case may be. Nothing in this
Section 10.2 shall permit Tenant or any successor to use or occupy the Premises for any purpose other than the purposes stated in Article 4 of this Lease.

     10.3 Any assignment or transfer, whether made with Landlord's consent as required by Section 10.1 or without Landlord's consent pursuant to Section 10.2, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord a recordable agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume the obligations and performance of this Lease and shall agree to be bound by and upon all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions of Section 10.3 hereof shall, notwithstanding such an assignment or transfer, continue to be binding upon it in the future. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of rent by Landlord from an assignee or transferee or any other party, Tenant shall remain fully and primarily liable for the payment of the rent due and to become due under this Lease and for the performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed.

     10.4 The liability of Tenant, and the due performance by Tenant of the obligations on its part to be performed under this Lease, shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord or any grantee or assignee of Landlord, by way of mortgage, or otherwise, extending the time of, or modifying any of the obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of the obligations on Tenant's part to be performed under this Lease, and Tenant shall continue to be liable hereunder. If any such agreement or modification operates to increase the obligations of a tenant under this Lease, the liability under this Section 10.4 of Tenant named in this Lease or any of its successors in interest (unless such party shall have expressly consented in writing to such agreement or modification) shall continue to be no greater than if such agreement or modification had not been made.

     10.5 Landlord shall not withhold or delay its consent unreasonably to an assignment of this Lease or a subletting of the whole or a part of the Premises for the remainder of the Term of this Lease, provided:

           (a) Tenant shall furnish Landlord with the name and business address of the proposed subtenant or assignee, information with respect to the nature and character of the proposed subtenant's or assignee's business, or activities, such references and current financial information with respect to net worth, credit and financial responsibility as are reasonably satisfactory to Landlord, and an executed counterpart of the sublease or assignment agreement as soon as that agreement is consummated, but no less than thirty (30) days prior to the effective date of the contemplated sublease or assignment, and all ancillary agreements with the proposed sublessee or assignee;

           (b) the proposed subtenant or assignee is a party whose financial net worth at the time of the contemplated sublease or assignment is greater than Tenant's net worth as of (i) the Commencement Date or (ii) at the time of the contemplated sublease or assignment, and whose credit and financial condition is, considering the responsibilities involved, reasonably satisfactory to Landlord;

           (c) the nature and character of the proposed subtenant or assignee, its business or activities and intended use of the Premises is, in Landlord's reasonable judgment, in keeping with the standards of the Building and the floor or floors on which the Premises are located;

           (d) the proposed subtenant or assignee is not then an occupant of any part of the Building and the Landlord does not then have any comparable space available in the Building to the space in which Tenant is seeking to sublet or assign or the proposed subtenant or assignee is not a party who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building during the nine (9) months immediately preceding Tenant's request for Landlord's consent;

           (e) all costs incurred with respect to providing reasonably appropriate means of ingress and egress from the sublet space or to separate the sublet space from the remainder of the Premises shall, subject to the provisions of Article 5 with respect to alterations, installations, additions or improvements, be borne by Tenant;

           (f) each sublease shall state specifically that (i) it is subject to all of the terms, covenants, agreements, provisions and conditions of this Lease, (ii) the subtenant or assignee, as the case may be, will not have the right to a further assignment thereof or sublease or assignment thereunder, or to allow the Premises to be used by others, without the consent of Landlord in each instance in accordance with this Lease, (iii) a consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant's obligations hereunder, which shall continue to apply to the Premises, and the occupants thereof, as if the sublease or assignments had not been made, (iv) if Tenant defaults in the payment of any rent, Landlord is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the Premises and to apply the net amounts collected to the fixed annual rent and additional rent reserved herein and (v) the receipt by Landlord of any amounts from an assignee or subtenant, or other occupant of any part of the Premises shall not be deemed or construed as releasing Tenant from Tenant's obligations hereunder or the acceptance of that party as a direct tenant;

           (g) Tenant, together with requesting Landlord's consent hereunder, shall have paid Landlord any actual out of pocket costs incurred by Landlord to review the requested consent including, without limitation, any attorney's fees incurred by Landlord not to exceed $5,000.00;

           (h) the proposed subtenant or assignee is not (i) an employment or recruitment agency other than executive offices; (ii) a school, college, university or educational institution whether or not for profit; (iii) a government or any subdivision or agency thereof; (iv) engaged in the business of providing office space and facilities to sublessees or licensees; or (v) engaged in the business of public stenographer or typist, barber shop, beauty shop, beauty parlor or shop, telephone or telegraph agency, telephone or secretarial service, messenger service, commercial document reproduction or offset printing service or public vending machine service;

           (i) in the case of a subletting of a portion of the Premises, the portion so sublet shall be regular in shape and suitable for normal renting purposes;

           (j) there shall be no more than one subtenant per floor in the Premises at any time.

     10.6 If Landlord shall elect to have Tenant execute and deliver a sublease pursuant to any of the provisions of this Section, said sublease shall be in a form reasonably satisfactory to Landlord's counsel.

     10.7 If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant, in consideration therefor, shall pay the following to Landlord, as additional rent:

           (i) in the case of an assignment, an amount equal to twenty percent (20%) of gross amount paid, and any other consideration paid to Tenant by the assignee in excess of the then fixed annual rent for or by reason of such assignment (excluding all sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property and any and all of the Tenant's actual out of pocket costs in connection with such assignment); and

          (ii) in the case of a sublease, twenty percent (20%) of the gross amount paid and other consideration payable under the sublease to Tenant by the subtenant in excess of the then fixed annual rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (excluding any and all sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, and any and all of the Tenant's actual out of pocket costs in connection with such sublease, including but limited to costs associated with altering and preparing the Premises for the sublessee, brokers' commissions, attorneys' fees and disbursements, and any and all other expenses chargeable against the Premises and the rental thereof).

For example, in the event the Tenant, with Landlord's consent, is permitted to sublease or assign the 7/th/ floor of the Premises after the Third Anniversary of the Rent Commencement Date but prior to the Fourth Anniversary of the Rent Commencement Date to a permitted sublessee or assignee for $45.00 per square foot or $495,000.00 per annum, then Tenant, pursuant to this paragraph 10.8(i) and (ii), would pay to Landlord, in additional to the then fixed annual rent, the sum certain amount of $12,456.02 ($495,000.00 - $432,719.89 = $62,280.11 x
 .2 = 12,456.02) for the first year of the sublease or for each year remaining on the Term of this Lease after the 7/th/ floor of the Lease has been assigned, as the case may be.

The sums payable under this Section 10.8 shall be paid to Landlord as and when paid by the assignee or subtenant to Tenant.

     10.8 Landlord shall have no liability for brokerage commissions incurred with respect to any assignment of this Lease or any subletting of all or any part of the Premises by or on behalf of Tenant. Tenant shall pay, and shall indemnify and hold Landlord harmless from and against, any and all cost, expense (including, without limitation, reasonable attorneys' fees, costs and disbursements) and liability in connection with any compensation, commissions or charges claimed by any broker or agent with respect to any such assignment or subletting.

     10.9 Should this Lease grant or provide Tenant (i) any options for Tenant to extend the Term hereof, (ii) rights to expand into additional space within the Building, (iii) the right to require Landlord to perform any work within the Building (other than ordinary repair obligations of Landlord) or the Premises to improve the Premises or the Building for the benefit of Tenant, or (iv) rental concessions, such rights shall be deemed personal to Tenant and shall not inure to the benefit of any permitted assignee or sublessee, except an assignee or sublessee under Section 10.2 hereof.

     10.10 The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises in the person or entity therein named, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others. Tenant's permitted subtenants shall be allowed, with the Landlord's prior written consent, which consent shall not be unreasonably withheld and subject to Landlord's reasonable fee, to add the subtenant's name to the Building's directory.

                                   ARTICLE 11

                         Electricity/Telecommunications
                         ------------------------------

     11.1 Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric energy to the Building. Such electric energy shall be furnished to Tenant by means of the then existing building system feeders, risers and wiring to the extent that the same are, in Landlord's reasonable judgment, available, suitable and safe for such purpose. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment whatsoever which may be required to obtain electric energy directly from such public utility company, whether currently available for Tenant's use, or requiring installation, shall be furnished and installed by and at Tenant's sole cost and expense. Landlord does not make any representations or warranties as to the level of electrical capacity suitable for Tenant's Permitted Use of the Premises other than 400 amperes of electricity are available for Tenant's use per floor.

     11.2 Tenant, at its sole cost and expense, shall furnish and install all replacement lighting tubes, lamps, bulbs and ballasts required in the Premises. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Building or for any other reason not caused by Landlord's gross-negligence or willful misconduct, and in no event shall Landlord be liable to Tenant for indirect, consequential or punitive damages, including, without limitation, loss of profits.. Tenant shall pay for the cost of electricity consumed by any air-conditioning equipment servicing the Premises irrespective of whether any such equipment is located in the Premises or in any other portion of the Building. The term "air-conditioning equipment" as used herein shall be deemed to include, without limitation, all components and auxiliary equipment used in connection with air-conditioning equipment servicing the Premises.

     11.3 Tenant's use of electric energy in the Premises shall not at any time, in the judgment of Landlord, (a) exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises or (b) cause or result in any impairment or interference with Building systems, annoyance or inconvenience to other tenants or the overloading of the risers, wiring installations or feeders serving the Building. In order to prevent the occurrence of any of the events described in the preceding sentence (and without limiting the generality of the provisions of Article 5 hereof) and to avert possible adverse effect upon the Building's electric service, Tenant shall not, without Landlord's prior consent in each instance (which consent shall not be unreasonably withheld), connect any fixtures, appliances or equipment (other than a reasonable number of table or floor lamps, personal computers, monitors, facsimile machines set forth in the plans and specifications approved by Landlord in connection with the initial installation of the Tenant's improvements) to the Building's electric distribution system or make any Alteration or addition to the electric system of the Premises. Should Landlord determine that increased capacity is required for the entire building due to Tenant's request for additional electric capacity, all additional risers or other equipment required shall be provided by Landlord and the actual costs and expenses in connection therewith (prorated), including, without limitation, those for filing and supervision, shall be paid by Tenant to Landlord on demand as additional rent, without set-off or deduction.

     11.4 Landlord has advised and Tenant acknowledges that Consolidated Edison ("Electric Service Provider") is presently the utility company selected by Landlord to provide electricity service for the Building. Notwithstanding the foregoing, Landlord shall have the right, at any time, and from time to time, during the Term to either contract for service from a different company or companies providing electricity ("Alternate Service Provider") or continue to contract for service from the Electric Service Provider at rates that are commercially reasonable in the then current marketplace.

         (a Tenant shall cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, Electric Service Provider, and any Alternate Service Provider reasonable access to the Premises, including, but not limited to Tenant's electric lines, feeders, risers, wiring, cables and any other machinery or equipment within the Premises.

         (b Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternate Service Provider is no longer available or suitable for Tenant's requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

     11.5 Landlord shall have the right, in its sole discretion, to chose an internet service provider ("ISP") for the Building at rates that are commercially reasonable in the then current marketplace. Tenant shall cooperate with Landlord and the ISP at all times and, as reasonably necessary, shall allow Landlord, the ISP reasonable access to the Premises, including, but not limited to Tenant's electric lines, feeders, risers, wiring, cables and any other machinery or equipment within the Premises. Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of internet service furnished to the Premises, or if the quantity or character of the internet service supplied by the ISP or if such internet service is no longer available or suitable for Tenant's requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease. Alternatively, Tenant may utilize its own ISP provided it first obtains the prior written consent of Landlord which consent shall not be unreasonably withheld.

                                   ARTICLE 12

                        Adjacent Excavation -- Shoring--
                        --------------------------------

     If an excavation or other substructure work shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as shall be necessary to preserve the wall of or the Building of which the Premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

                                   ARTICLE 13

                                  Condemnation
                                  ------------

     13.1 In the event that the whole of the Premises lawfully shall be condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall cease and terminate as of the date of vesting of title, as if that were the Expiration Date, and the fixed annual rent and the additional rent payable pursuant to Article 3 of this Lease shall be apportioned as of such date.

     13.2 In the event that only a part of the Premises shall be so condemned or taken, then, effective as of the date of vesting of title, the fixed annual rent and the additional rent payable pursuant to Article 3 hereunder shall be abated in an amount thereof apportioned according to the area of the Premises so condemned or taken. In the event that only a part of the Building or the Land shall be so condemned or taken, then (a) Landlord (whether or not the Premises be affected) may, at Landlord's option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within forty-five (45) days following the date on which Landlord shall have received notice of vesting of title, or (b) if such condemnation or taking shall be of a substantial part of the Premises or of a substantial part of the means of access thereto, Tenant, at Tenant's option, by delivery of notice in writing to Landlord within thirty (30) days following the date on which Tenant shall have received notice of vesting of title, may terminate this Lease and the term and estate hereby granted as of the date of vesting of title, or (c) if neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and shall remain unaffected by such condemnation or taking, except that the fixed annual rent and the additional rent payable pursuant to Article 3 shall be abated to the extent hereinbefore provided in this Article 14. In the event that only a part of the Premises shall be so condemned or taken and this Lease and the term and estate hereby granted with respect to the remaining portion of the Premises are not terminated as hereinbefore provided, Landlord, with reasonable diligence and at its expense, will restore the remaining portion of the Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

     13.3 In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. Tenant shall be entitled to make a separate claim for the unamortized value of its trade fixtures actually taken and for moving expenses so long as such claim will not reduce the award payable to Landlord.

     13.4 If the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the Term of this Lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant's property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the fixed annual rent and additional rent due in accordance with the Lease. If the period of temporary use or occupancy shall extend beyond the Expiration Date that part of the award which represents compensation for the use and occupancy of the Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period up to and including the Expiration Date. All monies paid as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the fixed annual rent and additional rent have been paid shall be received, held and applied by Landlord as a trust fund for payment of the fixed annual rent and additional rent becoming due hereunder.

     13.5 In the event of any taking of less than the whole of the Building that does not result in a termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Premises that does not result in a termination of this Lease, Landlord, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the Premises to substantially their former condition to the extent that the same may be feasible and so as to constitute a tenantable Building and Premises.

     13.6 In the event any part of the Premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article 13, then, (a) if such compliance is the obligation of Tenant under this Lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (b) if such compliance is the obligation of Landlord under this Lease, the fixed annual rent payable under Article 1 shall be reduced and additional rent payable under Article 3 shall be adjusted in the same manner as is provided in
Section 13.1 according to the reduction in rentable area of the Premises resulting from such taking.

                                   ARTICLE 14

                          Access to Premises; Changes
                          ---------------------------

     14.1 Tenant shall permit Landlord (a) to erect, use and maintain pipes, ducts and conduits in and through the Premises, provided the same are installed adjacent to or boxed in a manner consistent with Tenant's decor or concealed behind walls and ceilings of the Premises or in such manner as shall not materially impair Tenant's use of the Premises, and (b) to use any air-conditioning rooms, telephone equipment rooms, heating, ventilating, air-conditioning, electrical and mechanical facilities and service closets (collectively, the "Building Equipment") in the Premises. To the extent practicable, Landlord shall install such pipes, ducts and conduits by methods and at locations that will not materially interfere with or impair Tenant's layout or use of the Premises. Landlord or its agents or designees shall have the right to enter the Premises, at reasonable times during Business Hours on Business Days and at other times, to examine such pipes, ducts, conduits and Building Equipment or to make any repairs or alterations that Landlord may deem necessary or reasonably desirable for the Building or that Landlord shall be required to or shall have the right to make by the provisions of this Lease or any other lease in the Building. Landlord shall be allowed to take all material into and upon the Premises that may be required for the repairs or alterations above mentioned as the same is required for such purpose, without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no way abate while said repairs or alterations are being made by reason of loss or interruption of the business of Tenant because of the prosecution of any such work. Landlord shall exercise reasonable diligence to minimize the disturbance of Tenant's business operations but nothing contained herein shall be deemed to require Landlord to perform the same on an overtime or premium pay basis.

     14.2 Landlord reserves the right, without the same constituting an eviction and without incurring liability to Tenant there for, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairways, toilets and other public parts of the Building; provided, however, that Tenant shall continue to have access to the Building.

     14.3 Landlord may, at any time on reasonable prior notice, exhibit the Premises to prospective tenants during the last twelve (12) months of the Term, and Tenant is entitled to but is not required to be present during such exhibition; provided, however, that in the event of a default by Tenant hereunder, Landlord may exhibit the Premises to prospective tenants without notice to tenant. Landlord shall also have the right to enter the Premises for the purpose of exhibiting them to prospective purchasers or lessees of the entire Building or to prospective mortgagees or to prospective assignees of any such mortgages or to the holder of any mortgage on the Landlord's interest in the property, its agents or designees and to the extent practicable shall provide Tenant with prior written notice thereof.

     14.4 If Tenant shall not be present personally to open and to permit an entry into the Premises at any time when for any reason an entry therein urgently shall be reasonably necessary in case of fire or other emergency, Landlord or Landlord's agents may enter the same forcibly without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property) and without in any manner affecting the obligations and covenants of this Lease. If during the last month of the Term Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord immediately may enter, alter, renovate or redecorate the Premises without limitation or abatement of rent and without incurring liability to Tenant for any compensation and such act shall have no effect on this Lease or Tenant's obligations hereunder.

                                   ARTICLE 15

                            Conditions of Limitation
                            ------------------------

     15.1 This Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall be unable to pay its debts generally as they become due, or shall make an assignment of the property of Tenant for the benefit of creditors, or shall consent to, or acquiesce in, the appointment of a liquidator, receiver, trustee, or other custodian of itself or the whole or any part of its properties or assets, or shall commence a voluntary case for relief under the United States Bankruptcy Code or file a petition or take advantage of any bankruptcy or insolvency act or applicable law of like import, or whenever an involuntary case under the United States Bankruptcy Code shall be commenced against Tenant or if a petition shall be filed against it seeking similar relief under any bankruptcy or insolvency or other applicable law of like import, or whenever a receiver, liquidator, trustee, or other custodian of Tenant or of or for substantially all of the property of Tenant shall be appointed without Tenant's consent or acquiescence, then, (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for ten (10) days, Landlord may give Tenant a notice of intention to end the Term of this Lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period, this Lease and the term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in
Article 17.

     15.2 This Lease and the term and estate hereby granted are subject to further limitation as follows:

            (a   whenever Tenant shall default in the payment of any installment of fixed annual rent or in the payment of any additional rent on any day that the same becomes due, and such default shall continue uncured for five days after notice thereof to Tenant, or

            (b   whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within ten
(10) days (within three days, in the case of Tenant's failure (i) to furnish any certificate of insurance required under Articles 4 or 7 or (ii) to furnish any instrument required under Articles 24 or 25 after Landlord shall have given to Tenant a written notice specifying the same, or, in the case of a happening or default that cannot with due diligence be cured within a period of 10 days and the continuation of which for the period required for cure will not subject Landlord to the risk of criminal liability (as more particularly described in Article

7 hereof) or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not, (x) within said 10 day period advise Landlord of Tenant's intention duly to institute all steps necessary to remedy such situation, (y) duly institute within said 10 day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same and (z) complete such remedy within such time after the date of the giving of said notice by Landlord as shall reasonably be necessary, or

         (c   whenever any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term hereof, by operation of law or otherwise, devolves upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by
Article 9, or

         (d   whenever Tenant shall abandon or vacate the Premises as set forth in Article 37 hereof, or

         (e   whenever in case any other lease held by Tenant (or any person which, directly or indirectly, controls, is controlled by, or is under common control with, Tenant) from Landlord shall expire and terminate (whether or not the Term thereof shall then have commenced) as a result of the default of Tenant thereunder or of the occurrence of an event as therein provided (other than by expiration of the fixed term thereof or pursuant to a cancellation or termination option therein contained), or

         (f   whenever Tenant shall default in the due keeping, observing or performance of any covenant, agreement, provision or condition of Article 5 hereof on the part of Tenant to be kept, observed or performed and such default shall continue and shall not be remedied by Tenant within 48 hours after Landlord shall have given to Tenant written notice specifying the same;

then in any of said cases set forth in the foregoing subsections (a) through
(f), Landlord may give to Tenant a written notice of intention to end the Term of this Lease at the expiration of three (3) days from the date of the service of such written notice of intention to end the Term of this Lease, and upon the expiration of said three (3) days this Lease and the term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 17.

     15.3 In the event Tenant shall default in the performance of any term of this Lease to be performed by Tenant (other than the payment of fixed annual rent) more than three times in any period of six months or, with respect to the payment of fixed annual rent, more than two times in any period of 12 months, then, notwithstanding that such defaults shall have each been cured within the applicable grace period, if any, as provided above, any further similar default shall, after written notice of the same, be deemed to be deliberate and Landlord thereafter may serve the said ten (10) days' notice of termination upon Tenant without affording to Tenant an opportunity to cure such default.

                                   ARTICLE 16

                        Re-Entry by Landlord; Injunction
                        --------------------------------

     16.1 If Tenant shall default in the payment of any installment of fixed annual rent, or of any additional rent, on any date that the same becomes due, and such default shall continue uncured for five days, or if this Lease shall expire as in Article 15 provided, Landlord or Landlord's agents and employees immediately or at any time thereafter may re-enter the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefrom, to the end that Landlord may have, hold and enjoy the Premises again as and of its first estate and interest therein. The word re-enter, as herein used, is not restricted to its technical legal meaning. In the event of any termination of this Lease under the provisions of Article 15 or if Landlord shall re-enter the Premises under the provisions of this Article 16 or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, (a) Tenant thereupon shall pay to Landlord the fixed annual rent and additional rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the Premises by Landlord, as the case may be, (b) Tenant shall pay to Landlord all reasonable expenses, including reasonable court costs and reasonable attorneys' fees and reasonable disbursements, incurred by Landlord in recovering possession of the Premises and all costs and charges for the care of the Premises while vacant and (c) Tenant also shall pay to Landlord damages as provided in Article 17.

     16.2 In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord also shall have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord lawfully may be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

     16.3 If this Lease shall terminate under the provisions of Article 15, or if Landlord shall re-enter the Premises under the provisions of this Article 16, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any fixed annual rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option against any damages payable by Tenant under Article 17 or pursuant to law.

     16.4 Tenant expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

                                   ARTICLE 17

                                    Damages
                                    -------

     17.1 If this Lease is terminated under the provisions of Article 15, or if Landlord shall re-enter the Premises under the provisions of Article 16, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either

         (a   a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of

             (i) the aggregate of the fixed annual rent and the additional rent payable hereunder that would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination except that additional rent on account of increases in Taxes shall be presumed to increase at the average of the rates of increase thereof previously experienced by Landlord during the period (not to exceed 3 years) prior to such termination for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date), had this Lease not so terminated or had Landlord not so re-entered the Premises, over

             (ii) the aggregate rental value of the Premises for the same period; or

         (b   sums equal to the aggregate of the fixed annual rent and the additional rent (as above presumed) payable hereunder that would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall re-let the Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting, the reasonable expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Premises and in securing possession thereof, as well as the reasonable expenses of reletting, including altering and preparing the Premises for new tenants, reasonable brokers' commissions, reasonable attorneys' fees and disbursements, and all reasonable other expenses properly chargeable against the Premises and the rental thereof; it being understood that any such re-letting may be for a period shorter or longer than the remaining term of this Lease and that Landlord may grant concessions and free rent; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, or shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit in respect of any net rents from a re-letting, except to the extent that such net rents actually are received by Landlord. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such re-letting and of the expenses of re-letting. Landlord in no event shall be liable in any way whatsoever for failure to re-let the Premises nor shall such failure affect Tenant's liability for damages.

     17.2 If the Premises or any part thereof shall be re-let by Landlord for the unexpired portion of the Term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting, prima facie, shall be the fair and reasonable rental value for the Premises, or part thereof, so re-let during the term of the re-letting.

     17.3 Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 15, or under any provision of law, or had Landlord not re-entered the Premises. Nothing herein contained shall be construed to limit or to preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord lawfully may be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this Lease or re-entry of the Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when such damages are to be proved whether or not such amount be greater than, equal to, or less than any of the sums referred to in Section 17.1.


                                   ARTICLE 18

                Landlord's Right to Perform Tenant's Obligations
                ------------------------------------------------

     If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, (a) Landlord may, but shall not be obligated to, remedy such default for the account of Tenant, immediately and without notice in case of emergency, or in any other case only provided that Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default and the applicable grace period for curing such default shall have expired; and
(b) if Landlord makes any expenditures or incurs any obligations for the payment of money in connection with such default (including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding), such sums paid or obligations incurred shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within twenty
(20) days after return of a bill to Tenant therefor together with an amount equal to 10% of Landlord's expenditure (to reimburse Landlord for its administrative expenses) upon demand, as additional rent.

                                   ARTICLE 19

                                Quiet Enjoyment
                                ---------------

     Landlord covenants and agrees that, subject to the terms, obligations and provisions of this Lease, if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part or on behalf of Tenant to be kept or performed, then Tenant's rights under this Lease shall not be disturbed, cut off or ended before the expiration of the term of this Lease.

                                   ARTICLE 20

                             Services and Equipment
                             ----------------------

     20.1 So long as Tenant is not in default under any of the covenants of this Lease, Landlord shall:

         (a   Provide twenty four hours per day/seven days a week nonexclusive passenger elevator service to Tenant and freight elevator service on Business Days during Business Hours. During all times other than those indicated above, Landlord shall provide Tenant with freight elevator service, provided Tenant gives Landlord reasonable prior notice ("Overtime Freight Elevator Service"). Tenant shall pay Landlord the charges for Overtime Freight Elevator Service that in an amount of ($50.00) per our as additional rent. Tenant may after Business Hours and not on Business days "lock-off" elevator access to the Premises. Subject to the other applicable provisions of this lease, provide, on Business Days during Business Hours, heat from October 15 through May 15 of each year during the Term. Tenant shall cause all of the windows in the Premises to be kept closed and shall keep entirely unobstructed all the vents, intakes, outlets and grilles whenever the air-conditioning or heating system is in operation and shall comply with and observe all regulations and requirements prescribed by Landlord.

         (b   Tenant, at its sole cost and expense, shall be responsible for cleaning the Premises with a cleaning contractor approved by Landlord which approval shall not be unreasonably withheld. In addition, Tenant shall be responsible, at its own cost and expense, for the removal from the Premises and the Building of any refuge and rubbish in accordance with the rules, regulations and provisions of this Lease. Tenant's cleaning contractor and their employees shall have access to the Premises after 6:00 p.m. and before 8:00 a.m. on Business days, have nonexclusive use of the Building's freight elevator without charge and shall have the right to use, without charge, all light, power and water in the Premises reasonably required to clean the Premises as set forth under this Section 20.

         (c   furnish hot and cold water for lavatory and drinking and office cleaning purposes. If Tenant requires, uses or consumes water for any other purposes or in unusual quantities (as determined by Landlord in its reasonable discretion), Landlord may install a meter or meters or other means to measure Tenant's water consumption, and Tenant shall reimburse Landlord for the reasonable cost of the meter or meters and the installation thereof, and shall pay for the maintenance of said meter equipment and/or shall pay Landlord's reasonable costs of other reasonable means of measuring such water consumption by Tenant. In the event such a meter is installed by Landlord, Tenant shall reimburse Landlord for the cost of all water consumed in excess of what is normal for commercial operations similar to Tenant, including sewer rents, as measured by said meter or meters or as otherwise measured, and the cost to heat such water.

           (d   to the extent permitted by law and provided Tenant makes all necessary Alterations so that such use is in compliance with all Legal Requirements and Rules and Regulations, Tenant's employees shall be permitted to utilize the stairwell between the 7/th/ and 8/th/ floors of the Premises to get to and from the 7/th/ and 8/th/ floors of the Premises.

     20.2 Landlord reserves the right, without any liability whatsoever and without abatement of fixed annual rent or additional rent, to stop the heating, chilled water, elevator, plumbing, sanitary, electric and other systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements, provided that except in case of emergency, Landlord will notify Tenant in advance, if possible, of any such stoppage and, if ascertainable, its estimated duration, and will proceed diligently with the work necessary to resume such service as promptly as possible and in a manner so as to minimize interference with Tenant's use and enjoyment of the Premises. Landlord shall not be liable in any way to Tenant for any failure of the heating, chilled water, elevator, plumbing, sanitary, electric and other systems by reason of any failure or defect in the supply or character of electric energy furnished to the Building or the Premises by the public utility serving the Building except for the negligence or willful misconduct of Landlord.

     20.3 Landlord, at Tenant's request, shall maintain listings on the Building directory the name of Tenant, Tenant's officers, employees, permitted assignees and permitted subtenants provided, however, that the aggregate number of names so listed shall not exceed ten (10). The reasonable charge of Landlord for any changes in such listings requested by Tenant shall be paid by Tenant to Landlord on demand. Landlord, at Tenant's request and subject to Landlord's reasonable fee, shall place Tenant's name on other signs in the Building which contain the names of any of the other tenants in the Building. The Building may be designated and known by any name or address Landlord may choose and such designated name or address may be changed from time to time in Landlord's sole discretion; provided, however, that for so long as the original Tenant, its Affiliate or a successor corporation (as such terms are defined and described in this Lease) remain in actual occupancy of the 7/th/ and 8/th/ floors of the Premises, Landlord represents that it shall not "name" the building for another internet consulting company. Tenant acknowledges that Landlord has permitted another tenant in the Building to hang a banner/flag containing the tenant's name and logo design on the outside facade of the building below the sixth floor of the Building. Tenant, subject to Landlord's prior written consent, which consent shall not be unreasonably withheld, and provided further it is done in accordance with Legal Requirements, may stencil the Tenant's name or logo into the glass windows on the 7/th/ and 8/th/ floors of the Building contained within in the Premises, in a tasteful manner and in keeping with the character and quality of the Building.

     20.4 Landlord, at its expense, shall clean and maintain the common areas of the Building (including, the lobby, hallways and elevators). Landlord shall clean the exterior windows of the Building within the Premises once per calendar year during the term of the Lease.

     20.5 Landlord shall not be required to furnish any other services, except as otherwise provided in this Lease.

                                  ARTICLE 21

                              Hazardous Materials
                              -------------------

     21.1 Tenant shall not, without the prior written consent of Landlord, cause or permit, knowingly any Hazardous Material (hereinafter defined) to be brought or remain upon, kept or used in or about the Premises or the Building. As used in this Lease, "Hazardous Material(s)" shall mean any hazardous, toxic or radioactive substance, material, matter or waste, including, but not limited to, asbestos and lead paint which is or becomes regulated by any federal, state or local law, rule regulation, code, ordinance or any other governmental restriction or requirement. However, "Hazardous Materials" shall not include substances which are used in the ordinary course of a business similar to Tenant's as permitted pursuant to Article 5 of this Lease, provided, however, that such substances are used, handled, transported or stored in strict compliance with any applicable Legal Requirement. If such substances are not so used, handled, transported or stored then they shall be deemed "Hazardous Materials" for purposes of this Lease. Should Landlord consent in writing to Tenant bringing, using or storing any Hazardous Material in or upon the Premises or the Building, Tenant shall strictly obey and adhere to any and all Legal Requirements which in any way regulates, governs or impacts Tenant's possession, use, storage or disposal of said Hazardous Material. Upon Landlord's written request, prior to the Commencement Date of this Lease, and on January 1 of each year thereafter, Tenant shall disclose in writing to Landlord the names and amounts of all Hazardous Material which Tenant is then currently or is intending to bring, use, or store in or upon the Premises or the Building, or which Tenant has in the past brought, used or stored in or upon the Premises or the Building.

     21.2 In addition to, and in no way limiting Tenant's duties and obligations as set forth in this Lease, should Tenant breach any of its duties and obligations as set forth in this Lease or if the presence of any Hazardous Material in or upon the Premises or the Building, that Tenant causes or permits knowingly to brought upon, used, remained upon or kept at the Premises (excluding those Hazardous Materials that were present in the Premises prior to Tenant's occupancy and those Hazardous Materials brought upon the Premises by Landlord after Tenant's occupancy) results in contamination of the Premises, the Building, any Land or the Building, the atmosphere, or any water or waterway (including groundwater), or if contamination of the Premises, or the Building by any Hazardous Material otherwise occurs for which Tenant is otherwise legally liable to Landlord for damage resulting therefrom, Tenant shall indemnify, save harmless, and, at Landlord's option and with attorneys approved in writing by Landlord, defend Landlord and its agents, employees, partners, officers, directors, and mortgagees, if any, from any and all claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions, causes of action, and losses of any and every kind and nature, including, without limitation, diminution in value of the Premises or the Building, damages for the loss or restriction on use of the rentable or usable space or of any amenity of the Premises or the Building, damages arising from any adverse impact on marketing space in the Building, and sums paid in settlement of claims and for attorney's fees, consultant fees and expert fees, which may arise during or after the Term or any extension thereof as a result of such contamination. This includes, without limitation, costs and expenses incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present on or about the Premises (excluding those Hazardous Materials that were present in the Premises prior to Tenant's occupancy and those Hazardous Materials brought upon the Premises by Landlord after Tenant's occupancy, that Tenant causes or permits knowingly to be brought upon, used, remained upon or kept at the Premises) or because of the presence of Hazardous Material anywhere else which came or otherwise emanated from Tenant or the Premises (excluding those Hazardous Materials that were present in the Premises prior to Tenant's occupancy and those Hazardous Materials brought upon the Premises by Landlord after Tenant's occupancy, that Tenant causes or permits knowingly to be brought upon, used, remained upon or kept at the Premises). Without limiting the foregoing, if the presence of any Hazardous Material on or about the Premises, or the Building caused or permitted by Tenant results in any contamination of the Premises or the Building, Tenant shall, at its sole expense, promptly take all actions as are necessary to return the Premises and the Building to the condition existing prior to the introduction or any such Hazardous Material to the Premises and the Building; provided, however, that Landlord's approval of such actions shall first be obtained.

     21.3 Landlord represents that it shall use its best efforts to ensure that this Article 21 shall be included in all other tenants' leases in the Building.

                                   ARTICLE 22

                          Invalidity of Any Provision
                          ---------------------------

     If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

                                   ARTICLE 23

                                   Brokerage
                                   ---------

     Landlord and Tenant covenant, represent and warrant that they have had no dealings or negotiations with any broker or agent other than Broker in connection with the consummation of this Lease. Tenant and Landlord covenant and agree to pay, hold harmless and indemnify each other from and against any and all cost, expense (including reasonable attorneys' fees) and liability in connection with any compensation, commissions or charges claimed by any broker or agent, other than the Broker, with respect to this Lease or the negotiation thereof. Landlord agrees to pay the Broker a commission in accordance with the terms of a separate agreement between the respective parties. The provisions of this Article shall survive the expiration or sooner termination of this Lease.

                                   ARTICLE 24

                                 Subordination
                                 -------------

     24.1 This Lease shall not be subject and subordinate to all present and future ground or underlying leases and to all mortgages, options, and building loan agreements that may now or hereafter affect such leases or the real property of which the Premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such ground or underlying leases, options, building loan agreements and mortgages unless Landlord provides Tenant with a subordination non-disturbance and attornment agreement in a form reasonably satisfactory to Landlord and Landlord's mortgagee. Landlord represents that as of the Commencement Date there are no mortgages against the Building. In confirmation of such subordination, Tenant shall execute and deliver promptly at its own cost and expense any instrument, in recordable form if required, that Landlord, the lessor of the ground or underlying lease or the holder of any such mortgage or any of their respective successors in interest may request to evidence such subordination, and Tenant shall provide such instrument to Landlord with five (5) days of such request.

     24.2 In the event of a termination of any ground or underlying lease, or if the interests of Landlord under this Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution therefor, then Tenant under this Lease, at the option to be exercised in writing by the lessor under such ground or underlying lease or such mortgagee or purchaser, assignee or lessee, as the case may be, either (a) will attorn to it and will perform for its benefit all the terms, covenants and conditions of this Lease on Tenant's part to be performed with the same force and effect as if said lessor, such mortgagee or purchaser, assignee or lessee, were the landlord originally named in this Lease, or (b) will enter into a new lease with said lessor or such mortgagee or purchaser, assignee or lessee, as landlord, for the remaining term of this Lease and otherwise on the same terms and conditions and with the same options, if any, then remaining. The foregoing provisions of clause (a) of this Section 24.2 shall enure to the benefit of such lessor, mortgagee, purchaser, assignee or lessee, shall be self-operative upon the exercise of such option, and no further instrument shall be required to give effect to said provisions. Tenant, however, within five (5) days of demand of any such lessor, mortgagee, purchaser, assignee or lessee, shall execute, from time to time, instruments in confirmation of the foregoing provisions of this Section 24.2, satisfactory to any such lessor, mortgagee, purchaser, assignee or lessee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Landlord shall notify Tenant within a reasonable period of time after such event occurs of a change in mortgagee, owner or transferee.

     24.3 Anything herein contained to the contrary notwithstanding, under no circumstances shall any lessor under any ground lease or mortgagee or purchaser, assignee or lessee, as the case may be, whether or not it shall have succeeded to the interests of the landlord under this Lease, be

           (a) liable for any act, omission or default of any prior landlord or for the return of any security deposit or part thereof not actually received by such lessor, mortgagee, purchaser, assignee, or lessee, as the case may be; or

           (b) subject to any offsets, claims or defenses that Tenant might have against any prior landlord; or

           (c) bound by any rent or additional rent that Tenant might have paid to any prior landlord for more than one month in advance or for more than three months in advance where such rent payments are payable at intervals of more than one month (other than payments for Tenant's Tax Payment which shall be paid in accordance with the terms and conditions of Article 3 of this Lease); or

           (d) bound by any modification, amendment or abridgment of this Lease, or any cancellation or surrender of the same, made without its prior written approval.

     24.4 If, in connection with the financing of the Land and/or the Building, the holder or prospective holder of any mortgage shall request reasonable modifications in this Lease as a condition of approval thereof, Tenant will not unreasonably withhold, delay or defer making such modifications.

                                  ARTICLE 25

                             Certificate of Tenant
                             ---------------------

     25.1 Tenant, without charge, at any time and from time to time, within five (5) days after request by Landlord, shall deliver a written instrument to Landlord or any other person, firm or corporation specified by Landlord, duly executed and acknowledged, certifying:

           (a) that this Lease is unmodified and in full force and effect or, if there has been any modification, that the same is in full force and effect as modified and stating any such modification, that there is no existing basis to cancel or terminate this Lease, and to the best of Tenant's knowledge Landlord is not in default thereunder;

           (b) whether or not the Term of this Lease has commenced and rent become payable thereunder, and whether Tenant is in possession of all of the Premises except for such portions of the Premises that have been sublet or being held for sublet pursuant to the provisions of this Lease and whether Landlord substantially has completed the Landlord's Work;

           (c) whether or not there are then existing any defenses or offsets that are not claims under paragraph (v) of this Section 25.1 against the enforcement of any of the agreements, terms, covenants, or conditions of this Lease and any modification thereof upon the part of Tenant to be performed or complied with, and, if so, specifying the same;

           (d) the amount of the fixed annual rent payable under this Lease and the dates to which the fixed annual rent and additional rent and other charges hereunder have been paid;

           (e) whether or not Tenant has made any claim against Landlord under this Lease and, if so, the nature and the dollar amount, if any, of such claim.

     25.2 In the event of any act or omission by Landlord, Tenant will not exercise any right to terminate this Lease or to remedy the default and deduct the cost thereof from rent due hereunder until Tenant shall have given written notice of such act or omission to the ground lessor and to the holder of any mortgage on the fee or the ground lease who shall have furnished such lessor's or holder's last address to Tenant and until thirty (30) days for remedying such act or omission shall have elapsed following the giving of such notices, during which time such lessor or holder shall have the right, but shall not be obligated, to remedy or cause to be remedied such act or omission. Tenant shall not exercise any right pursuant to this Section 25.2 if the holder of any mortgage or such aforesaid lessor commences to cure such aforesaid act or omission within thirty (30) days and diligently prosecutes such cure thereafter.

     25.3 At Landlord's request, Tenant shall deliver promptly to Landlord and to the holder of any mortgage on the fee or ground lease and the lessor under any ground or underlying lease, after the occurrence of the Commencement Date, a letter signed by Tenant and acknowledged, in substantially the form annexed hereto as Schedule C.

                                   ARTICLE 26

                               Legal Proceedings;
                     Waiver of Jury Trial; Attorneys' Fees
                     -------------------------------------

     26.1 Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy. If Landlord commences any summary proceeding, Tenant shall not interpose and hereby waives the right to interpose any counterclaim of whatever nature or description in any such proceeding. Tenant shall reimburse Landlord, on demand, for all costs and expenses (including reasonable attorneys' fees and disbursements and court costs, whether in connection with an action or proceeding commenced by Landlord, by Tenant, by a third party or otherwise) incurred by Landlord in connection with (a) enforcing Tenant's obligations under this Lease, (b) the termination of this Lease and the eviction of Tenant through summary or other proceedings or for any other relief against Tenant, (c) recovering any sums due under this Lease or any damages for Tenant's breach of the terms of this Lease, (d) determining the respective rights and obligations of the parties to this Lease, including but not limited to, by declaratory relief, (e) the appearance by Landlord, or any partner, employee, agent or servant of Landlord, as a witness in any proceeding involving the Premises, (f) the defense of any claim against Landlord or any partner, employee, agent or servant of Landlord arising under this Lease, whether brought by Tenant or a third party in which the claimant does not obtain a final, unappealable judgment of all such claimant's allegations, (g) any amendment, modification or change in any of the terms of this Lease requested by Tenant or any renewal or extension of this Lease requested by Tenant, and any request or negotiations pertaining thereto, regardless of whether such amendment, modification, change, renewal or extension is actually executed, and (h) as otherwise provided in this Lease. All such amounts shall be deemed to be additional rent, but shall be collectible whether incurred before or after the expiration or termination of this Lease.

     26.2 Tenant hereby agrees that any legal proceeding with respect to the Lease may be brought in the courts of the State of New York or in the United States District Court for the District in which the Building is located, as Landlord may elect. Tenant hereby accepts with regard to any such legal proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Nothing in this Article shall affect Landlord's rights to commence legal proceedings or otherwise proceed against Tenant in New York City or in any other jurisdiction in which assets of Tenant are located or to serve process in any other manner permitted by applicable law. Tenant further agrees that final judgment in any such legal proceeding shall be conclusive and, to the extent permitted by applicable law, may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of Tenant's indebtedness.

                                   ARTICLE 27

                             Surrender of Premises
                             ---------------------

     27.1 Upon the expiration or other termination of the Term of this Lease, Tenant shall quit and surrender the Premises to Landlord, broom clean, in good order and condition, ordinary wear and tear and damage by fire, the elements or other casualty excepted, and Tenant shall remove all of its personal property as herein provided. Tenant's obligation to observe or perform the covenants in this
Article 28 shall survive the expiration or other termination of the Term of this Lease.

     27.2 Tenant acknowledges that possession of the Premises must be surrendered to Landlord at the expiration or sooner termination of the Term of this Lease. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender possession of the Premises as aforesaid will be extremely substantial, will exceed the amount of the monthly rent and additional rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within 24 hours after the date of the expiration or sooner termination of the Term of this Lease, then, notwithstanding anything to the contrary contained in this Lease, Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the Premises after the expiration or sooner termination of the Term of this Lease, rent at the greater of (a) a rate equal to two times the aggregate of that portion of the fixed annual rent and additional rent that was payable under this Lease for the last month of the Term hereof, or (b) the then market rent for the Premises, provided, however, that in no event shall Landlord be entitled to receive an amount in excess of the maximum amount permitted by Legal Requirements. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the expiration or sooner termination of the Term of this Lease. The provisions of this Section 27.2 shall survive the expiration or other termination of the Term of this Lease.

                                   ARTICLE 28

                             Rules and Regulations
                             ---------------------

     28.1 Tenant and Tenant's servants, employees and agents shall observe faithfully and comply strictly with the Rules and Regulations set forth in Schedule D and the Construction Rules and Regulations set forth in Schedule E annexed hereto and made part hereof entitled "Rules and Regulations" and "Construction Rules and Regulations" and such other and further reasonable Rules and Regulations and Construction Rules and Regulations as Landlord or Landlord's agents may adopt from time to time. In the event of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations or Construction Rules and Regulations as originally or as hereafter adopted, the provisions of this Lease shall control. Reasonable written notice of any additional Rules and Regulations or Construction Rules and Regulations shall be given to Tenant. Landlord shall not enforce the Rules and Regulations and the Construction Rules and Regulations against Tenant in a discriminatory manner.

     28.2 Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the Construction Rules and Regulations or the terms, covenants or conditions in any other lease, against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

                                   ARTICLE 29

                             Consents and Approvals
                             ----------------------

     Wherever in this Lease Landlord's consent or approval is required, if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.

                                  ARTICLE 30

                                    Notices
                                    -------

     Any notice, demand, consent, approval, disapproval, or statement (collectively, "Notices") from Landlord to Tenant or from Tenant to Landlord shall be in writing and shall be deemed duly given (a) if mailed by registered or certified mail, postage prepaid, return receipt requested, (b) if delivered by recognized national overnight delivery service with receipt acknowledged, or
(c) only in the case of Notices that are Escalation Statements or bills for rent, if mailed by first class mail, postage prepaid, to the address(es) for Notices set forth in this Article 31. Notices to Tenant shall be sent to Tenant at the Premises and to One Main Street, Cambridge, Massachusetts, 02142 with a copy of default notices only to Shearman and Sterling, Attn: Real Estate
Notices: Chris M. Smith, Esq. 599 Lexington Avenue, New York, New York 10022. Notices to Landlord shall be sent (i) to the address of Landlord set forth on page 1 of this Lease or (ii) to such other address as Landlord shall have last designated by notice in writing to Tenant, with copies to Belkin Burden Wenig & Goldman, LLP attention: Daniel T. Altman, Esq. Notice shall be deemed given on the third business day after depositing same in an official depository of the United States Postal Service (or successor organization) or, if given by overnight delivery, upon delivery to Landlord or Tenant, as the case may be.

                                   ARTICLE 31

                                   No Waiver
                                   ---------

     No agreement to accept a surrender of this Lease shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agent shall not operate as a termination of this Lease or a surrender of the Premises. If Tenant at any time desires to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations set forth herein, or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on the account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

                                   ARTICLE 32

                              Inability to Perform
                              --------------------

     If, by reason of (1) strike, (2) labor troubles, (3) governmental preemption in connection with a national emergency, (4) any rule, order or regulation of any governmental agency, (5) conditions of supply or demand which are affected by war or other national, state or municipal emergency, or an act of god (each, a "Force Majeure Event"), Landlord (i) shall be unable to provide the services it is obligated to provide Tenant in accordance with Article 21 of this Lease, (ii) Tenant is unable to use or occupy the entire Premises, (iii) Tenant does not use or occupy any portion of the Premises and (iv) Landlord is unable to restore and has not commenced the restoration of the services it is obligated to provide Tenant in accordance with Article 21 of this Lease after the tenth (10th) business day after the Force Majeure Event occurs, Tenant's obligation to pay fixed annual rent hereunder shall be abated beginning on the eleventh (11th) business day after the Force Majeure Event occurs and shall end on the date the services Landlord is obligated to provide Tenant in accordance with Article 21 of this Lease are restored (Tenant shall continue to be obligated to pay fixed annual rent through the tenth (10th) business day after the Force Majeure Event occurs), provided further, however, that as soon as Tenant shall learn of the happening of the Force Majeure Event, Tenant shall promptly notify Landlord of such event and, if ascertainable, its estimated duration. Except as otherwise provided in this Article 32, this Lease and the obligation of Tenant to pay rent hereunder and to perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of a Force Majeure Event.

                                   ARTICLE 33

                               Entire Agreement;
                    No Representations; No Oral Modification
                    ----------------------------------------

     33.1 This Lease and the Schedules attached hereto set forth all of the covenants, promises, assurances, agreements, representations, conditions, warranties, statements and understandings

(collectively, the "Representations") between Landlord and Tenant concerning the Premises and the Building, and there are no Representations, either oral or written, between Landlord and Tenant other than those set forth in this Lease.

     33.2 This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures, Representations, and information conveyed, whether oral or in writing, between Landlord and Tenant or their respective representatives or any other person purporting to represent Landlord or Tenant. Tenant acknowledges that it has not been induced to enter into this Lease by any Representations not set forth in this Lease, it has not relied on any such Representation, no such Representations shall be used in the interpretation or construction of the Lease, and Landlord shall have no liability for any consequences arising as a result of any such Representations.

     33.3 Except as otherwise provided in this Lease, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by the party against whom enforcement of the alteration, amendment, change or addition is sought.

                                  ARTICLE 34

                                   Security
                                   --------

     34.1 Simultaneous with the execution of this Lease, Tenant shall pay cash in the amount of eight-hundred twenty-five thousand dollars ($825,000.00) or deliver to Landlord a clean, unconditional, irrevocable standby Letter of Credit (the "LC") having a one (1) year term, automatically renewable through and including the third anniversary after the Commencement Date, naming Landlord as beneficiary, in a form and substance reasonably satisfactory to Landlord, initially in an amount equal to eight-hundred twenty-five thousand dollars ($825,000.00) as and for the security deposit (the "Security Deposit") for the faithful performance and observance by Tenant of the terms, provisions, covenants and conditions of this Lease including the terms and conditions of the Work Letter annexed as Exhibit A. Provided that Tenant is not in default in respect of any of the terms, provisions, covenants and conditions of this Lease beyond applicable notice and grace periods, including, but not limited to, the provisions of the Work Letter annexed as Exhibit A, the LC may be replaced by Tenant on the third anniversary of the 7/th/ Floor Rent Commencement Date with an amendment reducing the amount of the LC to four-hundred fifty-thousand seven-hundred and forty-nine dollars and eighty-eight cents ($450,749.88) representing six (6) months of the Fixed Annual Rent on the third anniversary of the 7/th/ Floor Rent Commencement Date. Landlord shall return the LC to Tenant on the third anniversary of the 7/th/ Floor Rent Commencement Date. If Tenant defaults in respect of any of the terms, provisions, covenants and conditions of this Lease beyond applicable notice and grace periods, including, but not limited to, the payment of fixed annual rent and additional rent, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any fixed annual rent and additional rent or any other sum as to which Tenant is in default or for any sum that Tenant is obligated to pay

Landlord or that Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, provisions, covenants and conditions of this Lease beyond any applicable notice and grace period, including but not limited to any damages payable by Tenant pursuant to Article 17 hereof. To the extent that Landlord, during the Term, so uses, applies, or retains all or any part of the Security Deposit, tenant, on demand, shall pay to Landlord as additional rent a sum sufficient to restore the Security Deposit to the amount then required to be deposited. If Tenant shall comply fully and faithfully with all of the terms, provisions, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant within a reasonable number of days after the date fixed as the end of the Lease and after delivery of possession of the Premises to Landlord.

     34.2 In the event of a sale of the Land and the Building or the leasing or transfer of the Building, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee or transferee and Landlord thereupon shall be released by Tenant from all liability for the return of such Security Deposit upon the transfer of the Security Deposit to the new landlord. Tenant shall look solely to the new landlord for the return of the Security Deposit. The provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord.

     34.3 Tenant covenants that it will not assign or encumber or attempt to assign or encumber the money deposited as the Security Deposit under this Lease and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event that any bankruptcy, insolvency, reorganization or other debtor-creditor proceedings shall be instituted by or against Tenant, its successors or assigns, or any guarantor of Tenant hereunder, the Security Deposit shall be deemed to be applied to the payment of the fixed annual rent and for additional rent due Landlord for periods prior to the institution of such proceedings.

     34.4 Landlord shall deposit the Security Deposit into an interest-bearing account at a banking organization selected by Landlord. All interest and/or dividends, if any, accruing on the Security Deposit, less a 1% per annum charge for administrative expense, shall be added to, held and included within the term Security Deposit and, provided that Tenant is not in default in the performance of the terms, provisions, covenants and conditions of this Lease, shall accrue to the account of Tenant. Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit.

                                   ARTICLE 35

                              Continuous Operation
                              --------------------

     35.1 Tenant acknowledges that its continuous operation at the Premises by the regular conduct of its business therein is of the utmost importance to Landlord in the renewal of other leases in the Building, in the renting of vacant space in the Building, and in the maintenance of the character and quality of the Building. Tenant therefore covenants and agrees that it will with due dispatch and diligence promptly open for business in the Premises and thereafter continuously, actively and diligently operate such business. Tenant acknowledges that Landlord is executing this Lease in reliance upon these covenants, which are a material inducement to Landlord to execute this Lease. Tenant further agrees that if it fails to so continuously conduct its business in the Premises a period of one-hundred and twenty (120) consecutive days at any time during the Term of this Lease, without prior written consent of Landlord, then such failure shall be deemed default of a substantial obligation of Tenant's tenancy and Landlord shall be permitted to exercise any of its rights or remedies pursuant to the terms of this Lease.

     35.2 The parties recognize and agree that the damage to Landlord resulting from any breach of the covenants in Section 35.1 hereof will be substantial, will be far greater than the Rent payable for the balance of the Term of this Lease, and will be impossible of accurate measurement. The parties therefore agree as follows:

           (a) In the event of a breach of the said covenants, in addition to all of Landlord's rights and remedies, at law or in equity or otherwise, Landlord shall have the right of injunction.

           (b) If Tenant breaches any of the covenants in Section 35.1 above, and this Lease is terminated because of such default, then, anything in this Lease to the contrary notwithstanding:

           (i) Landlord shall have the right to re-enter the Premises and resume possession thereof, and to alter, reconstruct and Rent all or any part of the Premises, at any Rental (to which Landlord shall agree), for any portion of or beyond the original Term of this Lease.

           (ii) Any and all furniture, fixtures, equipment, goods, wares, merchandise and any property of every kind and nature remaining in the Premises shall be conclusively presumed to have been abandoned by Tenant, and Landlord, without liability whatsoever or notice to anyone, may enter the Premises and remove therefore any such furniture, fixtures, equipment, goods, wares, merchandise and property of every kind and nature and dispose of the same in such manner and upon such basis as Landlord may deem proper or advisable without any liability to or duty to account therefore to Tenant.

           (iii) Any income received by Landlord on any such re-rental shall be property of Landlord alone as compensation for the expenses in connection with the preparation and re-renting of the Premises, and, together with the Rental payable as aforesaid, as liquidated damages for the breach of Tenant, which damage cannot be computed, as aforesaid. Tenant shall have no right to any portion of such income, and such damages shall be cumulative for Tenant's default under this Lease.

                                  ARTICLE 36
                         Non-Liability/Indemnification
                         -----------------------------

     36.1 Neither Landlord nor any partner, member, director, officer, agent, servant or employee of Landlord shall be liable to Tenant for any loss, injury, damage or loss, except to the extent the same are caused by or result from the negligence of Landlord, its agents, servants or employees in the operation or maintenance of the Premises or the Building. Further, neither Landlord nor any partner, member, director, officer, agent, servant or employee of landlord shall be liable (a) for any such damage caused by other tenants or persons in, upon or about the Building or caused by the operations in construction of any private, public or quasi-public work; or (b) even if negligent, for consequential damages arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant.

     36.2 Tenant shall indemnify and hold harmless Landlord and all lessors under underlying leases, of, and mortgagees under mortgages affecting, the Land and/or the Building and its and their respective partners, members, directors, officers, agents and employees from and against any and all claims arising from or in connection with (a) the use or occupation of the Premises by Tenant or anyone in the Premises with Tenant's permission, or the conduct or management of the Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord, its agents, servants or employees) in or about the Premises during the Term of this Lease or during the period of time, if any, prior to the Lease or during the period of time, if any, prior to the Commencement Date, that Tenant may have been given access to the Premises) (b) any act, omission or negligence of Tenant or any of its sublessees or licensees or its or their partners, members, directors, officers, agents, employees or contractors; (c) any accident, injury or damage whatsoever (except to the extent caused by the negligence of Landlord, its agents, servants or employees) occurring in, at or upon the Premises or in the Building, including the roof of the Building; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease but only to the extent set forth in Article 17 of this Lease. Tenant's indemnity shall include the payment to Landlord of all costs, and expenses incurred in or in connection with each such claim or action or proceeding brought thereon, including without limitation, all reasonable attorneys' fees, costs and expenses. In case any action or proceeding shall be brought against Landlord and/or any such lessor or mortgagee and/or its or their partners, directors, officers, agents and/or employees by reason of such claim, Tenant, upon written notice from Landlord or such lessor or mortgagee (as the case may be), shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord).

                                   ARTICLE 37

                                 Miscellaneous
                                 -------------

     37.1 Irrespective of the place of execution or performance, this Lease shall be governed and construed in accordance with the laws of the State of New York.

     37.2 This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

     37.3 Except as otherwise expressly provided in this Lease, each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

     37.4 All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and other gender as the context may require.

     37.5 Time shall be of the essence with respect to the exercise of any option granted under this Lease.

     37.6 Except as otherwise provided in this Lease, whenever the payment of interest is required to be made by Tenant to Landlord by the terms hereof it shall be at the Interest Rate.

     37.7 In the event that Tenant is in arrears in the payment of fixed annual rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

     37.8 The submission of this document for examination does not constitute an option or an offer to lease space in the Building. This Lease shall have no binding effect on the parties unless executed by Landlord and Tenant and a fully executed copy is delivered to Landlord and Tenant.

     37.9 The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

     37.10 This Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     37.11 Landlord shall have the full right at any time to name and change the name of the Building and to change the designated address of the Building. The Building may be named after any person, firm, or otherwise, whether or not such name is, or resembles, the name of a tenant of the Building.

     IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                                   LANDLORD:

                                 404 FIFTH LLC


                         By:  /s/ Joseph Chetrit
                            -----------------------------
                            Name:
                            Title:


                         TENANT:

                         MAINSPRING COMMUNICATIONS, INC.


                         By:   /s/ Stephen E. Henkenmeier
                             ----------------------------
                            Name: Stephen E. Henkenmeier
                            Title: Director of Operations

                                  SCHEDULE A

                     Diagrams of Entire 7/th/ and 8/th/ Floors

                                   SCHEDULE B

                               Lobby "Rendering"
                               -----------------

                                  SCHEDULE C


                            Form of Estoppel Letter

[Date]

[Addressee]

          Re:  Lease     dated ____________________________ Between
              ___________________________ Lessor, and _______________ Lessee,
              for premises located on _____________________ in the building at 404 Fifth Avenue, New York, New York

Ladies and Gentlemen:

          The undersigned, as Lessee, has been advised that the above described lease (the "Lease") has been or will be assigned to you as security for a mortgage loan to _____________________ a ___________________ and as an
inducement therefor hereby confirms the following:

          1. That it has accepted possession of the premises demised pursuant to the terms of the Lease and that the Lease is in full force and effect.

          2. To the best of Tenant's knowledge, that the improvements and space required to be furnished according to the Lease have been completed in all respects.

          3. To the best of Tenant's knowledge, that the Lessor has fulfilled all of its duties of an inducement nature and that neither the undersigned nor the Lessor is currently in default under the terms, covenants and obligations of the Lease.

          4. That the Lease has not been modified, altered or amended, except for ________

          5. To the best of Tenant's knowledge, that there are no offset, counterclaims or credits against rentals, nor have rentals been prepaid, except as provided by the Lease terms.

          6. That rentals under the Lease commenced on the _____ day of __________, 1999. The lease term expires years from that date, or the__ day of
________, 19__.

          7   That the undersigned has no notice of a prior assignment,
hypothecation or pledge of rents or the Lease.

          8. That in the event of a default by Lessor under the Lease, Lessee shall give you prompt written notice of such default at the address set forth hereinabove and a reasonable opportunity to cure said default in a time and manner as set forth in the Lease before we exercise any of our rights under the Lease which we would have by reason of the occurrence of such default.

          9. That Lessee will cause you to be named as an insured, as your interest may appear; by standard mortgage clause, under all applicable policies of insurance required to be maintained by the Lessee under the Lease, which policies of insurance will specifically provide for non-cancellation and no material modification without 30 days' prior written notice to you.

          10. That notwithstanding the above-referenced assignment of the Lease to you, Lessee understands and acknowledges that (i) all rental and other payments due under the terms of the Lease shall continue to be paid in accordance with the terms of the Lease until and unless Lessee is notified to the contrary in writing by you; and (ii) you assume no duty, liability or obligation under the Lease, either by virtue of said assignment, the exercise of remedies thereunder, or any subsequent receipt or collection of rentals or any other sums due under the terms of the Lease.

          11. That subject to the terms of the Lease, Lessee shall comply with and be bound by all of the terms, covenants and obligations of the Lease. Subject to the terms of the Lease, no cancellation or modification of the Lease or waiver or consent under the terms of the Lease or prepayment of or reduction in rental under the Lease shall be effective without your prior written consent.

          12. That if, by foreclosure, or otherwise, you, your successors or assigns, or any purchaser at or after foreclosure sale or otherwise, shall come into possession of or become the owner of the premises demised by Lease, then:

          (a) Lessee agrees to attorn to, be liable to, and recognize you or such successor, assign or purchaser as Lessor under the Lease and to be bound by and to perform all of the obligations imposed by the Lease upon Lessee, and you, such successor, assign or purchaser shall succeed to all of the rights of Lessor under the Lease; and

          (b) provided that no default then exists under the terms and covenants of the Lease beyond applicable notice and grace periods, you or such successor, assign or purchaser will not disturb the occupancy of Lessee under the Lease, except in accordance with the terms of the Lease, and shall be bound by all of the obligations imposed by the Lease upon Lessor in accordance with the terms thereof, set only for and during such respective period of time as you or such successor, assign or purchaser shall possess or own the said premises.

          13. That you shall not be (i) liable for any act or omission of any person or party who may be a Lessor under the Lease prior' to your acquisition of title to said premises ("Prior Lessor") or (ii) subject to any offset or defenses which Lessee may have against any Prior Lessor.

          14. That this letter shall inure to your benefit and to the benefit of your successors and assigns and shall be binding upon Lessee and Lessee's heirs, personal representatives, successors and assigns.

          The above statements are made with the understanding that you will rely on them in connection with the above-mentioned loan.

                             Very truly yours,







                           [attach acknowledgments]

                                   SCHEDULE D

                             RULES AND REGULATIONS
                             ---------------------


          1. The rights of tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the tenants' premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, arcades, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, arcades, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

          2. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of the tenant, shall be paid by such tenant.

          3. Landlord may refuse admission to the Building outside of Business Hours on Business Days (as such terms are defined in the lease to which these Rules and Regulations are annexed) to any person not known to the watchman in charge or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of Business Hours on Business Days to register. Each tenant shall be responsible for all persons for whom it requests such permission and shall be liable to Landlord for all acts or omissions of such persons. Any person whose presence in the Building at any time shall, in the reasonable judgment of Landlord, be prejudicial to the safety of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.

          4. No tenant shall obtain or accept or use in its premises towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided that the charges for such services by persons authorized by Landlord are comparable to charges for similar services in other first-class office buildings in New York County. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such regulations as may be fixed by Landlord from time to time.

          5. No awnings or other projections over or around the windows shall be installed by any tenant.

          6. There shall not be used in any space, or in the public halls of the Building, either by tenants or by jobbers or others, in the delivery or receipt of merchandise or mail any hand trucks, except those equipped with rubber tires.

          7. All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors shall not be left open at any time. Each tenant, before closing and leaving its premises at any time, shall turn out all lights. Blinds shall be installed and maintained on all windows in the Premises and all windows shall be kept closed at all times and all blinds or drapes therein above the ground floor shall be lowered or closed when and as reasonably required because of the position of the sun during the operation of the Building air-conditioning system to cool or ventilate the tenants' premises.

          8. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any Tenant, nor shall any bottles, parcels or other articles be placed on the window sills or on the peripheral air-conditioning enclosures, if any.

          9. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.

          10. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building shall be made or permitted by any tenant and no cooking (except for microwave cooking) shall be permitted in the tenant's premises except in any kitchen or dwyer units installed in the Premises with Landlord's approval. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment or interference.

          11. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant, other than as may be used as an incidental to normal office use in connection with cleaning or photocopying equipment.

          12. No tenant shall permit any cooking or food odors emanating within its premises to seep into other portions of the Building.

          13. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same. Any cuspidors or containers or receptacles used as such in the Premises shall be emptied, cared for and cleaned by and at the expense of such tenant.

          14. No signs, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the Building without the prior written consent of Landlord. Landlord shall not unreasonably withhold consent to the installation of an appropriate sign identifying Tenant in the entrance to the premises. Interior signs and lettering on doors and elevators shall be inscribed, painted, or affixed for each by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in connection with such removal to the tenant or tenants violating this rule. Landlord shall have the right to prohibit any advertising by any tenant which impairs the desirability of the Building as a building for offices, and upon written notice from Landlord, the tenant shall refrain from or discontinue such advertising.

          15. Additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building shall not be placed upon any of the doors or windows by any tenant nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by the Grand Master Key. Duplicate keys for a tenant's premises and toilet rooms shall be procured only from Landlord, which may make a reasonable charge therefor. Upon the termination of a tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to Landlord.

          16. No tenant shall mark, paint, drill into, or in any way deface any part of the Building or (except for the tenant's installation and normal decorating and the installation of ordinary business office equipment) the premises demised to such tenant. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

          17. No tenant shall install any resilient tile or similar floor covering in the premises demised to such tenant except in a manner approved by Landlord.

          18. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building or advertise for laborers giving an address at the Building.

          19. No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which involved direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

          20. No bicycles, vehicles, animals (except seeing eye dogs), fish or birds of any kind shall be brought into or kept in or about the premises of any tenant or the Building.

          21. The requirements of tenants will be attended to only upon application at the office of the management agent of the Building. Employees of Landlord shall not perform any work or do anything outside of the regular duties unless under special instructions from the office of Landlord.

          22. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

          23. The tenant's employees shall not loiter around the hallways, stairways, elevators, front, arcade roof or any other part of the Building used in common by the occupants thereof.

          24. All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators and in such manner as Landlord or its agent may determine from time to time. The persons employed to move safes and other heavy objects shall be reasonably acceptable to Landlord, and if so required by law, shall hold a Master Rigger's license. Arrangements will be made by Landlord with any tenant for moving large quantities of furniture and equipment into or out of the Building. All labor and engineering costs incurred by Landlord in connection with any moving specified in this rule, shall be paid by the tenant to Landlord, on demand. Notwithstanding anything to the contrary contained in this paragraph 24, the nonexclusive use of the freight elevator shall be available to Tenant during Business Hours during the first sixty (60) days after the commencement of construction regarding the Tenant's Work. Construction equipment and machinery may only be transported in the freight elevator during Non-Business Hours and the nonexclusive use of the freight elevator shall be made available to Tenant on a first come, first serve basis during Non-Business Hours. Landlord shall bear the cost of operating the nonexclusive use of the freight elevator during Business Hours and Tenant shall pay for the cost of the operator of the nonexclusive use of the freight elevator for the period of Tenant's use during Non-Business Hours.

          25. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the lease to which this Schedule is attached. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under the provisions of this Rule.

          26. No tenant shall occupy or permit any portion of its premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as a school or employment bureau. No tenant shall use its premises or permit any part thereof to be used, for manufacturing, or the sale at retail or auction of merchandise, goods or property of any kind to the general public.

          27. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord's judgment, tends to impair the reputation of the Building or its desirability as a building for others, and upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

          28. Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon any tenant's premises. If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall determine.

          29. No machinery or mechanical equipment other than ordinary portable business machines may be installed or operated in any tenant's premises without Landlord's prior written consent, and in no case (even where the same are of a type so excepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants; but machines and mechanical equipment which may be permitted to be installed and used in a tenant's premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

          30. Tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be reasonably approved by Landlord.

          31. No premises of any tenant shall be used for lodging or sleeping or for any immoral or illegal purpose.

          32. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

          33. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building.

                                   SCHEDULE E
                                   ----------

                       CONSTRUCTION RULES AND REGULATIONS
                       ----------------------------------


          Except as otherwise provided for in the Lease:

          1. Final architectural and mechanical blueprints of proposed alterations shall be submitted to Landlord for written approval.

          2. Tenant's general contractor and/or subtenant-contractors shall submit certificates of insurance prior to starting Tenant's Initial Work and Alterations ("Work") including worker's compensation, disability, liability and property damage with the name of the Landlord, its agents and employees, as additional insureds.

          3. General Contractor will submit a list of all subtenant-contractors to the Landlord. All subtenant-contractors will need to sign in at the building and sign out. In addition, all workers must use the freight elevator, or if there exists, a passenger freight. Workmen cannot use the Passenger Elevators, unless only option in building.

          4. Work which potentially can disturb neighboring tenants such, as demolition, must be done before 9:00 a.m. and after 5:00 p.m. In addition, if Work needs to be done after Business Hours, Tenant is responsible for paying the cost for the overtime of the building staff member as provided for in the Lease.

          5. The use of freight elevators for hoisting contractor's material, equipment, rubbish, must be arranged with the property manager and Superintendent to avoid conflict with regular building operations. If major quantities of contractor's material is being brought to the job, exclusive use of the freight car before and after regular building hours is to be instituted. Tenant is responsible for paying the cost to operate the freight elevator on an overtime basis.

          6. Tenant's architect or general contractor shall file plans with all governmental agencies and provide the Landlord with all permits, approved plans stamped by the Building Department and electrical and plumbing certificates/permits. At the end of the Work, all sign-offs for plumbing, fire safety etc. must be turned over to Landlord.

          7. Tenant's general contractor or subtenant-contractor will employ labor and use materials which will not result in any labor disputes or any interruption of the Building's daily operation.

          8. All public areas including elevators are to be protected by the Tenant's General Contractor or Subtenant-contractor. All public areas need to be kept clean. If there is any problem, the building staff will clean and then be charged for the work.

          9. Any burning and/or welding will require a fire watch by the trade performing such operation. Anyone using burning or welding apparatus shall be duly certified.

          10. Walls and floors in corridors adjacent to construction areas and leading to the freight elevators are to be protected with masonite or equivalent with special protection for corners.

          11. Draining and refilling of any and all domestic water risers to be performed by building staff at Tenant's expense and must be arranged with 48 hours notice. If other tenants are affected by draining risers, it cannot be done during the day, and must be done on overtime.

          12. All sprinkler shut downs must be scheduled with the building staff with 24 hours advanced notice. The cost of each shut down is $150.00 per occurrence and will appear as a Tenant Charge except that there will be no such charge in connection with Tenant's Initial Work. If the property is not a 24 hour a day building, additional charges may be incurred if a fire watch is required.

          13. Any construction to be done that is after regular working hours including weekends is to be arranged beforehand through the building office.

          14. Nothing in the aforementioned conditions shall be deemed as superseding any part of the Lease or the Work Letter with the Landlord and in the event of any conflicts between the conditions contained in the Lease and the Work Letter and these Rules and Regulations, the Lease and the Work Letter shall prevail.

                                  Exhibit "A"

                                  Work Letter

          1.  General.  All capitalized terms used herein and not otherwise
              -------
defined in this work letter (the "Work Letter") shall have the meanings ascribed to them in this Lease. The terms and conditions of this Work Letter are incorporated into the Lease and made a part thereof.

          2.  Preparation and Submission of Plans and Specifications.  Tenant
              ------------------------------------------------------
shall cause its architect to submit to Landlord, for Landlord's approval, plans and specifications (the "Initial Plans and Specifications") for the construction of Tenant's initial improvements and alterations to the Premises ("Tenant's Initial Work"), which approval shall not be unreasonably withheld or delayed. Landlord shall review the Initial Plans and Specifications, or any portion of the Initial Plans and Specifications submitted to Landlord by Tenant, and within fourteen (14) days of its receipt thereof, Landlord shall inform Tenant, in writing, if the Initial Plans and Specifications are approved or if they require further modification and, in such event, specifically how the Initial Plans and Specifications need to be modified. In the event that Landlord fails to inform Tenant that the Initial Plans and Specifications are either approved or require further modification and, in such event, specifically how the Initial Plans and Specifications need to be modified. In the event that Landlord fails to inform Tenant that the Initial Plans and Specifications are either approved or require further modification within such 14-day period, the Initial Plans and Specifications shall be deemed to be approved by the Landlord.

          3.  Governmental Approvals and Permits.  Upon Landlord's approval of
              ----------------------------------
the Initial Plans and Specifications, Tenant shall file the same with the appropriate governmental authorities and shall take whatever other action shall be necessary to obtain and maintain in effect throughout the performance of Tenant's Initial Work. Landlord shall cooperate with Tenant in promptly executing any necessary documentation requested by Tenant in order to obtain all governmental permits and authorizations that Tenant may require in connection with Tenant's Initial Work. Upon the completion of Tenant's Initial Work and prior to release of the Ten Percent Holdback (as hereinafter defined), Tenant shall obtain all certificates and approvals required to be issued by any public authority or any governmental authorities having jurisdiction over Tenant's Initial Work.

          4.  Landlord's Contribution; Excess Costs; Procedure for Payment.
              ------------------------------------------------------------

          A.  Landlord's Contribution.  Landlord shall pay for a portion of the
              -----------------------
Cost of the Work (as defined below) in an amount initially representing the sum not to exceed $220,000.00 for the 7th floor of the Premises and after the Landlord delivers possession of the 8th floor of the Premises to Tenant the additional amount not to exceed the sum of $220,000.00 ("Landlord's Contribution"), and Tenant shall pay for the entire Cost of the Work in excess of the Landlord's Contribution. For purposes of this Lease, "Cost of the Work" means the costs of labor and materials directly related to the performance of Tenant's Initial Work, provided that Tenant may expend a portion of Landlord's Contribution, not to exceed five percent (5%) of the total thereof, toward the payment of so-called "soft costs" incurred by Tenant including, architectural, consulting, engineering fees, furniture costs and moving expenses.

          B.  Procedure for Payment.  Landlord shall pay "soft costs" to Tenant
              ---------------------
and "hard costs" to Tenant's contractors, as requested by Tenant, in an amount equal to ninety percent (90%) of each request for payment made by Tenant (a "Draw Request") within twenty (20) days following the submission by Tenant of a Draw Request. In the case of a Draw Request made for "hard costs," such Draw Request shall be accompanied by: (i) invoices covering the portion of Tenant's Initial Work for which Tenant is requesting payment; and (ii) a written certification from Tenant's AIA licensed architect that the work described on any such invoice has been completed substantially in accordance with the Initial Plans and Specifications approved by Landlord, and that all contractors have delivered to Tenant waivers of lien with respect to such work (copies of which lien waivers shall be included with such architect's certification). In the case of a Draw Request made for soft costs, such Draw Request shall be accompanied by invoices for the goods purchased and/or services performed. Ten percent (10%) of every Draw Request shall be held back ("Ten Percent Holdback") by Landlord until all of Tenant's Initial Work is completed as set forth in Paragraph 10 of this Work Letter. Tenant shall not submit a Draw Request more than once per calendar month. If, at the time of the submission of any Draw Request, Tenant is in default of any provision of this Lease beyond any applicable notice and cure periods, Landlord shall not be obligated to pay any amounts of Landlord's Contribution to Tenant until such time as Tenant shall have remedied such default.

          5.  General Conditions.
              ------------------

          A.  Performance of Work.  Tenant shall cause Tenant's Initial Work to
              -------------------
be performed in a good and worker like manner and, except as provided otherwise in Paragraph 5B of this Work Letter, substantially in accordance with the Initial Plans and Specifications approved by Landlord.

          B.  Changes.  Any material changes to Tenant's Initial Work or to the
              -------
Initial Plans and Specifications necessitated by field conditions or otherwise (each, a "Change Request") must be approved by Landlord in writing, which approval shall not be unreasonably withheld or delayed.

          6.  Insurance.  Throughout the construction of Tenant's Initial Work,
              ---------
Tenant shall maintain or cause to be maintained the insurance required for Alterations pursuant to Article 8 of this Lease.

          7.  Punch List Items. Within ten (10) days after the substantial
              ----------------
completion of Tenant's Initial Work, Landlord and Tenant, and their respective architects shall make a final inspection of Tenant's Initial Work and such parties shall jointly prepare a final "punch list." Tenant shall thereafter cause its contractor to perform the work necessary to complete such "punch list" as promptly as practicable.

          8.  Landlord's Expenses. With respect to Tenant's Initial Work, Tenant
              -------------------
shall pay to Landlord, as additional rent, within 10 days after written demand therefor, which demand shall be accompanied by copies of any appropriate invoices, the cost of any overtime or premium pay for

Landlord's employees where such overtime or premium pay work has been expressly requested by Tenant.

          9.  Fire Alarm System.  Landlord shall make available to Tenant, at no
              -----------------
additional expense to Tenant, a commercially reasonable number of connection points to the fire alarm system in the Building on each floor of the Premises taking into consideration the size of each floor plate.

          10.  Ten Percent Holdback.  After certification by Tenant's architect
               --------------------
that Tenant's Initial Work has been completed in its entirety and in accordance with paragraph 4B of this Work Letter, including all Punch List items, Landlord shall pay to Tenant or Tenant's contractor(s) as required, the Ten Percent Holdback amounts pursuant to paragraph 4B of this Work Letter.